Exhibit 2.1

Execution Version

SIXTH AMENDMENT AGREEMENT dated as of February 13, 2024 (this “Sixth Amendment Agreement”), to the Credit Agreement, dated as of October 14, 2011, as amended and restated on February 17, 2012, on May 19, 2015, on November 28, 2016, on January 22, 2021 and on December 14, 2022 (as further amended, supplemented, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”), among SYNOPSYS, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

A. Pursuant to the Existing Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. The Borrower has requested that certain provisions of the Existing Credit Agreement be amended as set forth herein and the Lenders party hereto (constituting all Lenders) are willing to agree to such amendments on the terms set forth herein.

C. In order to effectuate the foregoing in accordance with the provisions of Section 10.1 of the Existing Credit Agreement, the parties hereto desire to enter into this Sixth Amendment Agreement to amend the Existing Credit Agreement as set forth in Section 1 and Section 2 hereof and on the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Sixth Amendment Effective Date Amendments to Existing Credit Agreement. Effective as of the Sixth Amendment Effective Date (as defined below), subject to the satisfaction of the conditions set forth in Section 3, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

SECTION 2. Sixth Amendment Closing Date Amendment to Existing Credit Agreement. Effective as of the Sixth Amendment Closing Date (as defined below), subject to the satisfaction of the conditions set forth in Section 4, the Existing Credit Agreement (as amended on the Sixth Amendment Effective Date) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit B hereto.

SECTION 3. Conditions to Effectiveness. This Sixth Amendment Agreement and the amendments set forth in Section 1 shall become effective as of the first date on which each of the following conditions is satisfied or waived in accordance with Section 10.1 of the Existing Credit Agreement (such effective date, the “Sixth Amendment Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Sixth Amendment Agreement that, when taken together, bear the signatures of the Borrower and all Lenders;

(b) the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of outside legal counsel), no later than the Sixth Amendment Effective Date; and

(c) the Administrative Agent shall have received a certificate dated as of the Sixth Amendment Effective Date and signed by a Responsible Officer of the Borrower certifying that (i) no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date, and (ii) on the Sixth Amendment Effective Date, the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct, in the case of representations and warranties qualified as to materiality, in all respects and, otherwise, in all material respects, on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct, in the case of representations and warranties qualified as to materiality, in all respects and, otherwise, in all material respects on and as of such earlier date and except that the financial statements referred to in Section 3.1 of the Existing Credit Agreement shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) of the Existing Credit Agreement.

Without limiting the generality of the provisions of Section 8.3 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Sixth Amendment Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Sixth Amendment Effective Date specifying its objection thereto. The Administrative Agent shall give the Borrower and the Lenders notice of occurrence of the Sixth Amendment Effective Date. The giving of such notice by the Administrative Agent shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 3 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

SECTION 4. Conditions to Closing Date. This amendments set forth in Section 2 shall become effective as of the first date on which each of the following conditions is satisfied or waived in accordance with Section 10.1 of the Existing Credit Agreement (such effective date, the “Sixth Amendment Closing Date”):

(a) The Sixth Amendment Effective Date shall have occurred; and

(b) The Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement.

Without limiting the generality of the provisions of Section 8.3 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Sixth Amendment Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Sixth Amendment Closing Date specifying its objection thereto. The Administrative Agent shall give the Borrower and the Lenders notice of occurrence of the Sixth Amendment Closing Date. The giving of such notice by the Administrative Agent shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

2

As used in this Section 4, the following terms have the following meanings:

(a) “Acquisition” means the acquisition, directly or indirectly by the Borrower of all of the issued and outstanding equity interests of Target (as defined below).

(b) “Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 15, 2024 (as amended from time to time and including the annexes, exhibits, schedules and all related documents, collectively), by and among the Borrower, Target and Alta Acquisition Corp.

(c) “Target” means Ansys, Inc., a Delaware corporation.

SECTION 5. Effect of this Sixth Amendment Agreement. Except as expressly set forth herein and in the Existing Credit Agreement (as amended hereby), this Sixth Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. Effective as of the Sixth Amendment Effective Date, Section 1 of this Sixth Amendment Agreement amends and restates, in its entirety, the Existing Credit Agreement, and any reference to the Existing Credit Agreement in the Loan Documents shall mean the Existing Credit Agreement as so amended and restated. Effective as of the Sixth Amendment Closing Date, Section 2 of this Sixth Amendment Agreement amends the Existing Credit Agreement (as amended on the Sixth Amendment Effective Date), and any reference to the Existing Credit Agreement in the Loan Documents shall mean the Existing Credit Agreement (as amended on the Sixth Amendment Effective Date) as so amended. This Sixth Amendment Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. Nothing contained herein shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent expressly modified hereby or by instruments executed concurrently herewith.

SECTION 6. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Sixth Amendment Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent, in accordance with the terms in the Existing Credit Agreement.

SECTION 7. Successors and Assigns. The provisions of this Sixth Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each party hereto acknowledges and agrees that its submission of a signature page to this Sixth Amendment Agreement is irrevocable and binding on such party and its respective successors and assigns even if such signature page is submitted prior to the effectiveness of any amendment contained herein.

SECTION 8. Counterparts; Severability. The provisions of Section 10.8 (Counterparts) and Section 10.9 (Severability) of the Existing Credit Agreement shall apply to this Sixth Amendment Agreement, mutatis mutandis.

3

SECTION 9. Governing Law; Waiver of Jury Trial; Service of Process; Judgment Currency. THE PROVISIONS OF SECTION 2.24 (JUDGMENT CURRENCY), SECTION 10.11 (GOVERNING LAW) AND SECTION 10.12 (SUBMISSION TO JURISDICTION; WAIVERS) OF THE EXISTING CREDIT AGREEMENT SHALL APPLY TO THIS SIXTH AMENDMENT AGREEMENT, MUTATIS MUTANDIS.

SECTION 10. Headings. The headings of this Sixth Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

4

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

SYNOPSYS, INC.

by	/s/ Shelagh Glaser
Name: Shelagh Glaser
Title: Chief Financial Officer

[Signature Page to Sixth Amendment Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, as the Swingline Lender and as Administrative Agent

by	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director

[Signature Page to Sixth Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender

by	/s/ James Haack
Name: James Haack
Title: Director

[Signature Page to Sixth Amendment Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ William Mason
Name: William Mason
Title: Vice President

[Signature Page to Sixth Amendment Agreement]

TRUIST BANK, as Lender

By:	/s/ Carlos Cruz
Name: Carlos Cruz
Title: Director

[Signature Page to Sixth Amendment Agreement]

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Aleem Shamji
Name: Aleem Shamji
Title: Managing Director

[Signature Page to Sixth Amendment Agreement]

MIZUHO BANK, LTD., as Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Executive Director

[Signature Page to Sixth Amendment Agreement]

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

[Signature Page to Sixth Amendment Agreement]

TD BANK, N.A., as Lender

By:	/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

[Signature Page to Sixth Amendment Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

by	/s/ Lukas Coleman
Name: Lukas Coleman
Title: Vice President

[Signature Page to Sixth Amendment Agreement]

MUFG BANK, LTD., as Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Sixth Amendment Agreement]

Exhibit A

Effective Date Amended Credit Agreement

[Attached]

Execution Version

$850,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT1

among

SYNOPSYS, INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUIST BANK and

HSBC SECURITIES (USA) INC.,

as Co-Syndication Agents,

MIZUHO BANK, LTD.

THE BANK OF NOVA SCOTIA,

TD BANK, N.A.,

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of ~~December 14, 2022~~February 13, 2024

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC

TRUIST SECURITIES, INC. and HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners

[1]	Conformed through the Sixth Amendment Effective Date.

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		~~1~~1

1.1	Defined Terms	~~1~~1
1.2	Other Definitional Provisions	~~28~~31
1.3	Currency Conversion	~~29~~32
1.4	Divisions	~~30~~32
1.5	Interest Rates; Benchmark Notification	~~30~~32

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS		~~30~~33

2.1	[Reserved]	~~30~~33
2.2	[Reserved]	~~30~~33
2.3	[Reserved]	~~30~~33
2.4	Revolving Commitments~~(a)~~	~~30~~33
2.5	Procedure for Revolving Loan Borrowing	~~32~~34
2.6	Swingline Commitment	~~33~~36
2.7	Procedure for Swingline Borrowing; Refunding of Swingline Loans	~~34~~37
2.8	Facility Fees	~~35~~38
2.9	Termination or Reduction of Revolving Commitments	~~36~~39
2.10	Additional Revolving Commitments	~~36~~39
2.11	Prepayments	~~37~~40
2.12	Conversion and Continuation Options	~~38~~41
2.13	Limitations on Term Benchmark Tranches	~~38~~42
2.14	Interest Rates; Payment Dates	~~39~~42
2.15	Computation of Interest and Fees	~~39~~42
2.16	Inability to Determine Interest Rate	~~40~~43
2.17	Pro Rata Treatment and Payments	~~43~~46
2.18	Requirements of Law	~~44~~48
2.19	Taxes	~~47~~50
2.20	Indemnity	~~50~~56
2.21	Change of Lending Office	~~51~~56
2.22	Replacement of Lenders	~~51~~57
2.23	Release of Subsidiary Guarantor	~~51~~57
2.24	Judgment Currency	~~52~~57
2.25	Foreign Currency Exchange Rate	~~52~~58
2.26	Defaulting Lenders	~~52~~58

SECTION 3. REPRESENTATIONS AND WARRANTIES		~~53~~59

3.1	Financial Condition	~~54~~59
3.2	No Change	~~54~~60
3.3	Existence; Compliance with Law	~~54~~60
3.4	Power; Authorization; Enforceable Obligations	~~54~~60
3.5	No Legal Bar	~~54~~60
3.6	Litigation	~~54~~60
3.7	No Default	~~55~~60
3.8	Ownership of Property; Liens	~~55~~60

~~i~~

3.9	Intellectual Property	~~55~~61
3.10	Taxes	~~55~~61
3.11	Federal Regulations	~~55~~61
3.12	Labor Matters	~~55~~61
3.13	ERISA	~~55~~62
3.14	Investment Company Act	~~56~~62
3.15	Use of Proceeds	~~56~~62
3.16	Environmental Matters	~~56~~62
3.17	Accuracy of Information, etc.	~~56~~63
3.18	Solvency	~~57~~63
3.19	Anti-Corruption Laws and Sanctions	~~57~~63
3.20	~~EEA~~Affected Financial Institutions	~~57~~63

SECTION 4. CONDITIONS PRECEDENT		~~57~~64

4.1	Conditions to Effectiveness of Fifth Amendment and Restatement	~~57~~64
4.2	Conditions to Each Extension of Credit	~~58~~65

SECTION 5. AFFIRMATIVE COVENANTS		~~59~~65

5.1	Financial Statements	~~59~~65
5.2	Certificates; Other Information	~~60~~66
5.3	Payment of Obligations	~~60~~67
5.4	Maintenance of Existence; Compliance	~~60~~67
5.5	Maintenance of Property; Insurance.	~~60~~67
5.6	Inspection of Property; Books and Records; Discussions	~~61~~67
5.7	Notices	~~61~~67
5.8	Environmental Laws	~~61~~68
5.9	New Subsidiary Guarantor	~~61~~68

SECTION 6. NEGATIVE COVENANTS		~~62~~68

6.1	Financial Condition Covenant	~~62~~68
6.2	Subsidiary Indebtedness	~~62~~68
6.3	Liens	~~63~~70
6.4	Fundamental Changes	~~65~~72
6.5	[Reserved]	~~66~~72
6.6	Changes in Fiscal Periods	~~66~~73
6.7	Lines of Business	~~66~~73
6.8	[Reserved]	~~66~~73
6.9	Use of Proceeds	~~66~~73

SECTION 7. EVENTS OF DEFAULT		~~66~~73

7.1	Events of Default	~~66~~73
7.2	Annulment of Defaults	~~68~~75

SECTION 8. THE AGENTS		~~69~~75

8.1	Appointment	~~69~~75
8.2	Delegation of Duties	~~69~~76

8.3	Exculpatory Provisions	~~69~~76
8.4	Reliance by Administrative Agent	~~69~~76
8.5	Notice of Default	~~70~~77
8.6	Non-Reliance on Agents and Other Lenders	~~70~~77
8.7	Indemnification	~~70~~77
8.8	Agent in Its Individual Capacity	~~71~~78
8.9	Successor Administrative Agent	~~71~~78
8.10	Co-Syndication Agents and Co-Documentation Agents	~~71~~78
8.11	Acknowledgments of Lenders	~~71~~79

SECTION 9. GUARANTEE OF SUBSIDIARY BORROWER OBLIGATIONS		~~73~~80

9.1	Guarantee	~~73~~80
9.2	No Subrogation	~~74~~81
9.3	Amendments, etc. with respect to the Obligations; Waiver of Rights	~~74~~81
9.4	Guarantee Absolute and Unconditional	~~75~~82
9.5	Reinstatement	~~75~~82

SECTION 10. MISCELLANEOUS		~~76~~83

10.1	Amendments and Waivers	~~76~~83
10.2	Notices	~~77~~84
10.3	No Waiver; Cumulative Remedies	~~78~~85
10.4	Survival of Representations and Warranties	~~78~~85
10.5	Payment of Expenses and Taxes	~~78~~85
10.6	Successors and Assigns; Participations and Assignments	~~79~~87
10.7	Adjustments; Set-off	~~83~~91
10.8	Counterparts	~~84~~91
10.9	Severability	~~84~~92
10.10	Integration	~~85~~93
10.11	GOVERNING LAW	~~85~~93
10.12	Submission To Jurisdiction; Waivers	~~85~~93
10.13	Acknowledgements	~~85~~93
10.14	Releases of Guarantees	~~86~~94
10.15	Confidentiality	~~86~~94
10.16	WAIVERS OF JURY TRIAL	~~87~~95
10.17	USA Patriot Act	~~87~~95
10.18	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~87~~95
10.19	Certain ERISA Matters	~~87~~95
10.20	Acknowledgement Regarding Any Supported QFCs	~~88~~96

SCHEDULES:

1.1A	Revolving Commitments
~~3.9~~	~~Intellectual Property Matters~~

6.2(d)	Existing Subsidiary Indebtedness
6.3(f)	Existing Liens

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Closing Certificate (Amendment and Restatement)
C	Form of Assignment and Assumption
D	Form of Exemption Certificate
E-1	Form of New Lender Supplement
E-2	Form of Increased Revolving Commitment Activation Notice
F	Joinder Agreement

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of ~~December 14, 2022~~February 13, 2024, among SYNOPSYS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), BANK OF AMERICA, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, HSBC SECURITIES (USA) INC. and TRUIST BANK, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), MIZUHO BANK, LTD., THE BANK OF NOVA SCOTIA, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders are parties to the Credit Agreement, dated as of October 14, 2011, as amended and restated on February 17, 2012, on May 19, 2015, on November 28, 2016 ~~and~~, on January 22, 2021 and on December 14, 2022 (as further amended, supplemented, restated or otherwise modified prior to the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement ~~to, among other amendments, extend the Termination and Revolving Loan Maturity Date of the revolving credit facility thereunder~~;

WHEREAS, ~~certain~~the Lenders are willing to provide such ~~increased and extended~~amended and restated revolving credit facility to the Borrower ~~and the Required Lenders party hereto are willing to consent to the amendment and restatement of the Existing Credit Agreement effecting, among other things, such increased and extended revolving credit facility, in each case~~, subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree that, upon the effectiveness of this Agreement, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS

1.1	Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate or the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquisition” means the acquisition, directly or indirectly by the Borrower of all of the issued and outstanding equity interests of Target.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 15, 2024 (as amended from time to time and including the annexes, exhibits, schedules and all related documents, collectively), by and among the Borrower, Target and Alta Acquisition Corp.

“Acquisition Indebtedness”: any Indebtedness of the Borrower or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Borrower and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Borrower and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be); provided further that from the period beginning on the Sixth Amendment Effective Date to the earlier of (i) 30 days after the termination or expiration of the Acquisition Agreement and (ii) the consummation of the Acquisition, any debt financing the proceeds of which will be applied to consummate the Acquisition or refinance or replace any interim debt financing, incurred in connection with the Acquisition, shall be included in Acquisition Indebtedness.

“Adjusted Daily Simple RFR”: (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR ~~Rate~~ as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

2

“Adjusted Term SOFR Rate”: with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Indemnitee”: as defined in Section 8.7.

“Agents”: the collective reference to the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent and any other agent identified on the cover page of this Agreement.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment (including any Swingline Commitment) then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreed Currencies”: Dollars and each Foreign Currency.

“Agreement”: as defined in the preamble hereto.

“Agreement Currency”: as defined in Section 2.24(b).

“Ancillary Document”: as defined in Section 10.8(b).

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

3

“Applicable Creditor”: as defined in Section 2.24(b).

“Applicable Law”: as to any Person, all laws binding upon such Person or to which such a Person is subject.

“Applicable Margin”: for any day, with respect to any ABR Loan or Term Benchmark Loan that is a Revolving Loan, or with respect to the Facility Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption, “Applicable Margin for Term Benchmark Loans”, “Applicable Margin for RFR Loans”, “Applicable Margin for ABR Loans” or “Facility Fee Rate”, as the case may be, based upon the Consolidated Leverage Ratio as of the most recent determination thereof:

Category	Consolidated Leverage Ratio	Applicable Margin for Term Benchmark Loans	Applicable Margin for RFR Loans	Applicable Margin for ABR Loans	Facility Fee Rate
1	≥ 2.25x	0.975%	0.975%	0.000%	0.150%
2	≥ 1.25x but < 2.25x	0.880%	0.880%	0.000%	0.120%
3	< 1.25x	0.785%	0.785%	0.000%	0.09%

For purposes of the foregoing, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph; if any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the Consolidated Leverage Ratio shall be deemed to be in Category 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall be deemed to be in Category 1.

In the event that the Administrative Agent and the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (a “Revolving Loan Applicable Period”) than the Applicable Margin applied for such Revolving Loan Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Category number for such higher Applicable Margin were applicable for such Revolving Loan Applicable Period, and (iii) the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.

“Applicable Period”: as defined in the definition of “Applicable Margin”.

“Approved Fund”: as defined in Section 10.6(b).

“Assignee”: as defined in Section 10.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption entered into (except as specifically provided otherwise in Section 2.22) by a Lender and an Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, substantially in the form of Exhibit C.

4

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Lender’s Revolving Commitment then in effect over (b) such Revolving Lender’s Revolving Extensions of Credit then outstanding.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.16.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefited Lender”: as defined in Section 10.7(a).

“Benchmark”: initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.16.

5

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement ~~and/or any Term Benchmark Revolving Loan~~ denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

6

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

7

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing”: (a) a Revolving Borrowing , or (b) a Swingline Loan.

“Business Day”: any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, provided, that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“BHC Act Affiliate”: has the meaning assigned to it in Section 10.20.

“Calculation Date”: (a) the second Business Day preceding each date on which a Multicurrency Loan is to be made and (b) the last Business Day of each calendar quarter unless, during the five Business Days period prior to such Business Day of such calendar quarter, a Calculation Date occurred pursuant to clause (a) of this definition.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of

8

such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Third Amendment and Restatement Effectiveness Date and any similar lease entered into after the Third Amendment and Restatement Effectiveness Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capital Markets Transaction”: any direct or indirect issuance of debt securities by the Borrower in a public offering or in a Rule 144A or other private placement or any incurrence of term loans by the Borrower under syndicated credit facilities.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing (but excluding debt securities and other Indebtedness for borrowed money convertible into or exchangeable for any of the foregoing).

“Cash Collateral Account”: as defined in Section 2.11(c).

“Cash Equivalents”: (a) cash equivalents, short-term investments and long-term marketable securities characterized as such on the Borrower’s consolidated balance sheet; and (b) other investments made by the Borrower in accordance with such written investment policies as are approved by the Borrower’s board of directors and have been provided to the Administrative Agent.

“CBR Loan”: a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread”: the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate”: the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Foreign Currency determined after the Sixth Amendment Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment”: for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily

9

Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Foreign Currency determined after the Sixth Amendment Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date), of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated~~;~~ or (c) a “change in control” (or any other defined term having a similar purpose) as defined in the documents governing any other Indebtedness of the Borrower or its Subsidiaries the outstanding principal amount of which exceeds in the aggregate $100,000,000 (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

“Class”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, or Swingline Loans.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the ~~sum of the~~ Revolving Commitment ~~and the Initial Term Commitment~~ of such Lender.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with any Group Member within the meaning of Section 4001 of ERISA or is part of a group that includes any Group Member and that is treated as a single employer under Section 414 of the Code.

“Consolidated EBITDA”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) consolidated income and franchise tax expense in accordance with GAAP, (b) consolidated interest expense in accordance with GAAP, including amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Revolving Loans), (c) consolidated depreciation and amortization expense in accordance with GAAP, (d) non-cash stock option and other equity-based compensation expenses and payroll tax expense related to stock option and other equity-based compensation expenses, (e) transaction fees, charges and other amounts related to acquisitions, investments dispositions, equity offering or financing and other non-ordinary course transactions and any restructuring costs (including severance and retention expenses), integration costs, and write-offs or

10

write-downs of deferred revenue and intangibles in connection with such transactions, (f) any severance, relocation, retention, contract termination, legal settlements, transition, integration, insourcing, outsourcing, recruiting or other restructuring expenses (including, but not limited to, advisory, accounting and legal fees in connection with any of the foregoing), (g)(i) the amount of “run rate” synergies, operating expense reductions, operating improvements and other operating changes that are projected by the Borrower in good faith to be realized as a result of ~~an~~the Acquisition within twenty-four (24) months of the Acquisition occurring during such period and (ii) the amount of “run rate” synergies, operating expense reductions, operating improvements and other operating changes that are projected by the Borrower in good faith to be realized as a result of any acquisition other than the Acquisition within twelve (12) months of such acquisition occurring during such period; provided that no “run rate” synergies, operating expense reductions, operating improvements and other operating changes shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA for such period and (h) all other non-cash items or charges, including adjustments arising under purchase accounting for any acquisition, minus, to the extent included in the statement of such consolidated net income for such period, the sum of (i) interest income in accordance with GAAP and (ii) all non-cash items outside the ordinary course of business increasing consolidated net income for such period; provided, to the extent that, during any period, the Borrower makes any acquisition of an entity or line of business that would be a Material Acquisition or Material Disposition of such an entity or line of business, “Consolidated EBITDA” for such period shall be calculated after giving pro forma effect to include or exclude, as appropriate, any amounts attributable to the acquired or disposed of entity or line of business as if the relevant transactions had been consummated at the beginning of the applicable period of four full fiscal quarters immediately prior to such acquisition or disposal; provided, further that the aggregate amount added back pursuant to clauses (e), (f) and (g) shall not exceed 10.0% of Consolidated EBITDA for any applicable period (with such calculation being made before giving effect to any increase pursuant to clauses (e), (f) and (g)).

“Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Worth”: at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Group Members under stockholders’ equity at such date.

“Consolidated Total Assets”: as of any date, the total assets of the Group Members as of such date, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, excluding (i) all obligations of the Borrower and its Subsidiaries, contingent or otherwise, as an account party or applicant under or in respect of letters of credit or in respect of bonds, (ii) Indebtedness consisting of cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements in the ordinary course of business and (iii) to the extent constituting Indebtedness, all net obligations of the Borrower and its Subsidiaries in respect of Swap Agreements.; provided that for purposes of determining Consolidated Total Debt, at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.

11

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Documentation Agents”: as defined in the preamble hereto.

“Co-Syndication Agents”: as defined in the preamble hereto.

“Covered Entity” has the meaning assigned to it in Section 10.20.

“Covered Party” has the meaning assigned to it in Section 10.20.

“Credit Party”: the Administrative Agent, the Swingline Lender or any other Lender.

“Daily Simple RFR”: for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day ~~(such day “SOFR Determination Date~~”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right” has the meaning assigned to it in Section 10.20.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute by such Lender (specifically identified and including a detailed description of the particular dispute), (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit,

12

(c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer or representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent and Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent and the Borrower, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock that, by its terms (or the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, fundamental change, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, fundamental change, asset sale or similar event shall be subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one days after the Termination and Revolving Loan Maturity Date at the time of the issuance of such Capital Stock; provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender”: (a) any bank, financial institution or other institutional lender or investor designated by the Borrower as a “Disqualified Lender” by written notice delivered to the Administrative Agent on or prior to the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date and (b) those Persons who are competitors of the Borrower that have been designated by the Borrower as a “Disqualified Lender” by three Business Days’ advance written notice delivered to the Administrative Agent and the Lenders; provided that Disqualified Lenders shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time.

“Dollar Equivalent”: at any time as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“DQ List”: as defined in Section 10.6(f)(iv).

13

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case as is applicable to the Borrower, any Subsidiary or any of their respective real property.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate”: the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euros” and “€”: the single currency of participating member states of the European Monetary Union introduced in accordance with the provisions of Article 109(1)4 of the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993) as amended from time to time) and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the euro in one or more member states.

14

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Rate”: on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error; provided, further, that in any event, the Administrative Agent shall provide the Borrower with reasonable details of the source for such rate.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21 and Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 2.19(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Extending Lenders”: Lenders which agree to extend the Termination and Revolving Loan Maturity Date as contemplated by Section 2.4(e).

“Extension Agreement”: an Extension Agreement among the Borrower, the Administrative Agent and one or more Extending Lenders, effecting a permitted extension and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.4(e).

“Facility Fee”: as defined in Section 2.8(a).

“FATCA”: Sections 1471 through 1474 of the Code, as of the Fifth Amendment and Restatement Effectiveness Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code~~,~~ and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements ~~(or related Requirements of Law)~~, treaty or convention among Governmental Authorities and implementing such Sections of the ~~foregoing~~Code.

15

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fifth Amendment and Restatement Effectiveness Date”: the date on which the conditions precedent set forth in Section 4.1 have been satisfied, which date is December 14, 2022.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable; provided that the Floor as of the Fifth Amendment and Restatement Effectiveness Date shall be 0%.

~~“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Group Member, any Commonly Controlled Entity or any other entity related to a Group Member on a controlled group basis.~~

“Foreign Currency”: Euros, Yen, Pounds Sterling, and, at the request of the Borrower or applicable Subsidiary Borrower but subject to Section 10.1(a)(v), any lawful currency (other than Dollars) that is (a) readily available and freely transferable and convertible into Dollars and (b) is available in the London interbank deposit market. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the agreement of the Administrative Agent and the Revolving Lenders.

~~“Foreign Currency Equivalent”: for any amount of any Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Foreign Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Foreign Currency determined by using the rate of exchange for the purchase of such Foreign Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Foreign Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).~~

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

~~“Foreign Subsidiary Holding Company”: any Domestic Subsidiary of the Borrower substantially all of the assets of which consist of equity or Indebtedness (treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries.~~

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

16

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee”: the guarantee of the Subsidiary Borrower Obligations provided by the Borrower pursuant to Section 9.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and customary indemnification obligations. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Increased Revolving Commitment Activation Notice”: a notice substantially in the form of Exhibit E-2.

“Increased Revolving Commitment Closing Date”: any Business Day designated as such in an Increased Revolving Commitment Activation Notice.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP (excluding (i) accounts payable or other liability to trade

17

creditors incurred in the ordinary course of business, (ii) payroll liabilities, deferred compensation obligations and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and (iii) licenses in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than appeal bonds), (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all Indebtedness of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if such Indebtedness of others is non-recourse to the credit of such Person, then the amount of Indebtedness ascribed to such Person shall not exceed the fair market value of the property securing such Indebtedness of others), and (i) for the purposes of Section 7.1(e) only, all net obligations of such Person in respect of Swap Agreements. For the avoidance of doubt, “Indebtedness” shall not include accrued long term tax liabilities or deferred compensation liabilities. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of determining “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to pay if such Swap Agreement were terminated at such time.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all ~~rights, priorities and privileges relating to~~ intellectual property rights and similar proprietary rights, whether arising under United States, multinational or foreign laws ~~or otherwise~~, including such rights in and to copyrights~~, copyright licenses~~, patents, ~~patent licenses,~~ trademarks, ~~trademark licenses,~~and technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

18

“Interest Payment Date”: (a) as to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the final maturity date of such ABR Loan, (b) as to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the final maturity date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period and the final maturity date of such Term Benchmark Loan, and (d) as to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the final maturity date.

“Interest Period”: as to any Term Benchmark Borrowing, ~~(a)~~ the period commencing on the date of such borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that:

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

(iii) no tenor that has been removed from this definition pursuant to Section 2.16(e) shall be available for specification in such borrowing request or interest election request.

“IRS”: ~~as defined in Section 2.19(e)~~ the United States Internal Revenue Service.

“Japanese Prime Rate”: for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment”: for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, (x) the term Japanese Prime Rate shall be determined disregarding clause (ii) of the definition of such term and (y) the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“Joint Lead Arrangers”: JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC and Truist Securities, Inc., each in its capacity as a Joint Lead Arranger under this Agreement.

“Judgment Currency”: as defined in Section 2.24(b).

“Lenders”: as defined in the preamble hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

19

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

~~“Limited Conditionality Acquisition”: any acquisition whose consummation is not conditioned on (a) the availability of, or on obtaining, third party financing, (b) the receipt of proceeds of any investment or (c) the redemption or repayment of indebtedness requiring irrevocable notice in advance of such redemption or repayment.~~

“Loan”: any loan made by a Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, any Guarantee Agreement, the Notes, any related fee letter, each Joinder Agreement, any Increased Revolving Commitment Activation Notice and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document (including, for avoidance of doubt, ~~each~~any Subsidiary Borrower).

“Margin Stock”: as defined in Regulation U.

“Material Acquisition”: any acquisition of ~~property~~assets or capital stock or series of related acquisitions of ~~property~~assets or capital stock involving the payment of consideration by the Group Members in an amount in excess of 10% of Consolidated Total Assets (with Consolidated Total Assets measured as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.1); provided that the Acquisition shall be deemed a Material Acquisition.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Disposition”: any Disposition of ~~property~~assets or capital stock or series of related Dispositions of ~~property~~assets or capital stock that yields gross proceeds to the Group Members in excess of 10% of Consolidated Total Assets (with Consolidated Total Assets measured as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.1).

“Multicurrency Loans”: as defined in Section 2.4(c).

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender”: as defined in Section 2.10(b).

“New Lender Supplement”: as defined in Section 2.10(b).

~~“Non-Excluded Taxes”: as defined in Section 2.19(a).~~

20

“Non-U.S. Lender”: ~~as defined in Section 2.19(e)~~any Lender that is not a U.S. Person.

“Notes”: the collective reference to any promissory note evidencing Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower and any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower and any Subsidiary Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees, charges and disbursements of outside counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower and any Subsidiary Borrower pursuant hereto) or otherwise.

“Original Closing Date”: October 14, 2011.

“Other ~~Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes imposed with respect to an assignment (other than an assignment pursuant to either Section 2.21 or 2.22) to the extent such taxes are~~Connection Taxes”: with respect to any Credit Party, Taxes imposed as a result of a present or former connection between ~~a Lender or the Administrative Agent~~such Credit Party and the jurisdiction imposing such ~~t~~Tax (other than connections arising from such ~~Lender or Administrative Agent~~Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, ~~or~~ engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned ~~any~~an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to either Section 2.21 or Section 2.22).

21

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”: as defined in Section 10.6(c)(i).

“Participant Register”: as defined in Section 10.6(c)(i).

“Participating Member State”: any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment”: has the meaning assigned to it in Section  8.11(~~c~~b)(i).

“Payment Notice”: has the meaning assigned to it in Section 8.11(~~c~~b)(ii).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any “employee benefit plan,” as defined in Section 3(3) of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 10.6(f)(iv).

“Pounds Sterling”: the lawful currency of the United Kingdom.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

22

“QFC Credit Support” has the meaning assigned to it in Section 10.20.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days prior to such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body”: (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB, or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate”: (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, as applicable or (iv) with respect to any Borrowing denominated in Sterling or Dollars (that is not a Term Benchmark Borrowing denominated in Dollars), the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate”: (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, or (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, as applicable, as applicable.

“Refunded Swingline Loans”: as defined in Section 2.7(b).

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

23

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than any events as to which the thirty day notice period is waived.

“Required Lenders”: at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Revolving Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date”: as defined in Section 2.25(a).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, senior vice president or vice president of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

“Revolving Borrowing”: Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Revolving Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Revolving Lenders to make Revolving Loans hereunder.

“Revolving Commitment”: as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans (including Multicurrency Loans) and participate in Swingline Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Revolving Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments as of the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date is $850,000,000.

“Revolving Commitment Period”: the period from and including the Fifth Amendment and Restatement Effectiveness Date to the Business Day prior to the Termination and Revolving Loan Maturity Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the aggregate principal amount of all Revolving Loans (or the Dollar Equivalent thereof in the case of Multicurrency Loans) held by such Revolving Lender then outstanding.

“Revolving Facility”: the Revolving Commitments and the Revolving Loans made hereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds a Revolving Loan.

“Revolving Loans”: as defined in Section 2.4(a).

24

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Revolving Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments; provided that in the case of Section 2.26 when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“RFR”: for any RFR Loan denominated in (a) Sterling, SONIA, and (b) Dollars, Daily Simple SOFR.

~~“RFR Administrator”: the SONIA Administrator or the SOFR Administrator.~~

“RFR Borrowing”: as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day”: for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day”: has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Sanctioned ~~Country~~Territory”: at any time, a country or territory ~~which is itself, or whose government is, the subject or target of any~~with which dealings are broadly prohibited by any countrywide or territory-wide Sanctions (at the time of this Agreement, the ~~so—~~so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, any Person (a) ~~any Person~~ listed in any Sanctions-related list of designated Persons ~~maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant~~subject to ~~s~~Sanctions ~~authority~~, (b) ~~any Person operating~~located, organized or resident in ~~a~~any Sanctioned ~~Country~~Territory or (c) ~~any Person~~otherwise the subject of any Sanctions, including as a result of being owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) ~~or (d) any Person otherwise the subject of any Sanctions~~.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom, or ~~other relevant sanctions authority~~Canada.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous United States federal Governmental Authority.

25

“Significant Subsidiary”: at any time, a Domestic Subsidiary of the Borrower that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC; provided that at no time may Domestic Subsidiaries of the Borrower that are not Significant Subsidiaries hold, in the aggregate, more than 20% of (a) the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year or the Borrower or (b) the income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year of the Borrower from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles; provided, further, that the Borrower may, by delivering written notice to the Administrative Agent, designate any Domestic Subsidiary as a Significant Subsidiary for the purpose of complying with the foregoing proviso.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Sixth Amendment Agreement”: that certain Sixth Amendment Agreement, dated as of the Sixth Amendment Agreement Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date”: February 13, 2024.

“Sixth Amendment Closing Date”: has the meaning specified in the Sixth Amendment Agreement.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~“SOFR Determination Date”: has the meaning specified in the definition of “Daily Simple SOFR”.~~

“SOFR Rate Day”: has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

26

~~“Specified Event of Default”: an Event of Default of the type described in Section 7.1(a) or (f) with respect to the Borrower or Subsidiary Borrower.~~

~~“Specified Time”: 11:00 a.m., London time.~~

“SONIA”: with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator”: the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website”: the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Borrower”: any Subsidiary of the Borrower that becomes a party hereto pursuant to Section 10.1(b)(i) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(b)(ii).

“Subsidiary Borrower Obligations”: the Obligations of any Subsidiary Borrower that are incurred directly by such Subsidiary Borrower and not by the Borrower or any other Subsidiary Borrower.

27

“Subsidiary Guarantor”: each Subsidiary that enters into a Guarant~~y~~ee Agreement and guarantees the Borrower’s obligations hereunder pursuant to (and to the extent required by) Section 5.9.

“Supported QFC” has the meaning assigned to it in Section 10.20.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”: as to any Swingline Lender if such Swingline Lender in its sole discretion has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment, the amount set forth for such Swingline Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.6(b)(iv).

“Swingline Exposure”: at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Revolving Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans).

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the Lender of Swingline Loans hereunder.

“Swingline Loan”: a Revolving Loan made pursuant to Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7.

“Target”: Ansys, Inc., a Delaware corporation.

“TARGET2”: the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day”: any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate.

“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans denominated in the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

28

“Term SOFR Determination Day”: has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate”: with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”:, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination and Revolving Loan Maturity Date”: December 14, 2027, as such date may be extended from time to time with respect to some or all of the Lenders pursuant to Section 2.4(e).

“TIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate”: the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

~~“Termination and Revolving Loan Maturity Date”: December 14, 2027, as such date may be extended from time to time with respect to some or all of the Lenders pursuant to Section 2.4(e).~~

“Third Amendment and Restatement Effectiveness Date”: November 28, 2016.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

29

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Trade Date”: as defined in Section 10.6(f)(i).

“Transferee”: any Assignee or Participant.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the ABR or the Adjusted Daily Simple RFR.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.20.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United Kingdom”: the United Kingdom of Great Britain and Northern Ireland.

“United States”: the United States of America.

“U.S. Borrower”: any Borrower that is a U.S. Person.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wholly-Owned Subsidiary”: as to any Person, (a) any corporation 100% of whose Capital Stock (other than directors’ qualifying shares) are at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person have 100% of the Capital Stock at such time.

“U.S. Tax Compliance Certificate”: has the meaning assigned to it in Section 2.19.

“Withholding Agent”: the Borrower and the Administrative Agent.

30

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥”: the lawful currency of Japan.

1.2 Other Definitional Provisions.

(a) ~~. (a)~~ Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (x) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof; provided, further, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Fifth Amendment and Restatement Effectiveness Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after the change in GAAP or in the application thereof, then (A) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (B) the Borrower and the Administrative Agent agree to enter into good-faith negotiations in order to amend such provisions of this Agreement so as to reflect equitably such change with the result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change as if such change had not been made), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating and capital leases in a manner consistent with their current treatment under GAAP as in effect on the Third Amendment and Restatement Effectiveness Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

31

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

1.3 Currency Conversion.

(a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent as it deems appropriate.

(b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

1.4 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

1.5 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.16(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as

32

did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1	[Reserved].

2.2	[Reserved].

2.3	[Reserved].

2.4	Revolving Commitments.

(a) ~~. (a)~~ Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (together with the Swingline Loans and Multicurrency Loans, “Revolving Loans”) to the Borrower and any Subsidiary Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added (after giving effect to any application of proceeds of such Revolving Loans pursuant to Section 2.6) to such Revolving Lender’s Revolving Percentage of the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower and any Subsidiary Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and any Subsidiary Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

(b) The Borrower and any Subsidiary Borrower shall repay all outstanding Revolving Loans made to it on the Termination and Revolving Loan Maturity Date.

(c) Subject to the terms and conditions hereof, each Revolving Lender severally agrees, from time to time during the Revolving Commitment Period, to make revolving credit loans denominated in one or more Foreign Currencies (“Multicurrency Loans”) to the Borrower and any Subsidiary Borrower in an aggregate principal amount (based on the Dollar Equivalent of such Multicurrency Loans) at any one time outstanding which, when added (after giving effect to any application of proceeds of such Revolving Loans pursuant to Section 2.7) to such Revolving Lender’s Revolving Percentage of the aggregate principal amount of the Swingline Loans then outstanding, shall not exceed the amount of such Revolving Lender’s Revolving Commitment. The Borrower and any Subsidiary Borrower shall not request and no Revolving Lender shall be required to make any Multicurrency Loan if, after making such Multicurrency Loan the Total Revolving Extensions of Credit shall exceed the Total Revolving Commitments then in effect. During the Revolving Commitment Period, the Borrower and any Subsidiary Borrower may borrow, prepay and reborrow Multicurrency Loans, in whole or in part, all in accordance with the terms and conditions hereof. All Multicurrency Loans shall be Term Benchmark Loans or RFR Loans.

33

(d) Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each such domestic or foreign branch or Affiliate of such Lender shall be subject to the requirements of Sections 2.18, 2.19 and 2.21 to the same extent as if it were a Lender and no such domestic or foreign branch or Affiliate of a Lender shall be entitled to the benefits of Section 2.19 ~~unless such domestic or foreign branch or Affiliate complies with Section 2.19(e) as if it were a Lender~~.

(e) The Termination and Revolving Loan Maturity Date with respect to the Commitments and the Loans may be extended once annually, in the manner set forth in this Section 2.4(e), for a period of one year measured from the latest Termination and Revolving Loan Maturity Date then in effect. If the Borrower wishes to request an extension of the Termination and Revolving Loan Maturity Date, it shall give notice to that effect to the Administrative Agent at any time and from time to time after the first anniversary of the Fifth Amendment and Restatement Effectiveness Date and not less than 30 days prior to the Termination and Revolving Loan Maturity Date then in effect (provided that the Borrower may not make more than one such request in any one year). The Administrative Agent shall promptly notify each Lender of receipt of such request. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Borrower and the Administrative Agent within 10 days of receipt of such request. Subject to the execution by the Borrower, the Administrative Agent and such Lender of a duly completed Extension Agreement, the Termination and Revolving Loan Maturity Date applicable to the Commitment and the Loans of each Lender so affirmatively notifying the Borrower and the Administrative Agent shall be extended for a period of one year from the latest Termination and Revolving Loan Maturity Date then in effect; provided that (x) no Termination and Revolving Loan Maturity Date of any Lender shall be extended unless Lenders having at least 50% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments, (y) on the date of any such extension of the Termination and Revolving Loan Maturity Date, each of the representations and warranties made by any Loan Party in the Loan Documents or any notice or certificate delivered in connection therewith shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date and (z) no Termination and Revolving Loan Maturity Date of any Lender shall be extended if a Default or Event of Default shall have occurred and be continuing. Any Lender which does not give such notice to the Borrower and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on the then-scheduled Termination and Revolving Loan Maturity Date (determined without giving effect to such requested extension).

2.5 Procedure for Revolving Loan Borrowing.

(a) The Borrower and any Subsidiary Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower and such Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 11:00 A.M., New York City time, three Business Days prior to the requested Revolving Borrowing Date, in the case of Term Benchmark Loans, (ii) prior to 12:00 Noon, New York City time, on the same Business Day as the requested Revolving

34

Borrowing Date, in the case of ABR Loans or (iii) prior to 11:00 a.m., New York City time, five Business Days prior to the requested Revolving Borrowing Date, in the case of RFR Loans denominated in Dollars), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Revolving Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower or the relevant Subsidiary Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower or the relevant Subsidiary Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Revolving Borrowing Date requested by the Borrower or the relevant Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(b) The Borrower and any Subsidiary Borrower may borrow Multicurrency Loans during the Revolving Commitment Period on any Business Day, provided that the Borrower and such Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 12:00 P.M., New York City time, four Business Days prior to the requested Revolving Borrowing Date, in the case of Multicurrency Loans denominated in Yen, (ii) prior to 12:00 P.M., New York City time, three Business Days prior to the requested Revolving Borrowing Date, in the case of Multicurrency Loans denominated in Euro and (iii) prior to 11:00 A.M., New York City time, five Business Days prior to the requested Revolving Borrowing Date, in the case of Multicurrency Loans denominated in Sterling), specifying (i) the requested Revolving Borrowing Date, (ii) the respective amounts of each Multicurrency Loan in each Foreign Currency and (iii) the respective lengths of the initial Interest Period therefor. Each Multicurrency Loan shall be in an amount equal to (x) in the case of Multicurrency Loans denominated in Euros, €1,000,000 or a whole multiple of €100,000 in excess thereof, (y) in the case of Multicurrency Loans denominated in Yen, ¥100,000,000 or a whole multiple of ¥10,000,000 in excess thereof and (z) in the case of any other Foreign Currency, such amount as shall have been agreed by the Borrower and approved by the Administrative Agent and the Revolving Lenders. Upon receipt of any such notice from the Borrower or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower or the relevant Subsidiary Borrower at the Funding Office prior to 12:00 Noon, London time, in each case, on the Revolving Borrowing Date requested by the Borrower or such Subsidiary Borrower in funds immediately available in the relevant Foreign Currency to the Administrative Agent. Such borrowing will then be made available to the Borrower or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent or by wire transfer of such amounts to an account designated in writing by the Borrower or such Subsidiary Borrower to the Administrative Agent in connection with the relevant borrowing.

35

(c) Outstanding Revolving Loans and Revolving Commitments on the Fifth Amendment and Restatement Effectiveness Date. All Revolving Loans, if any, outstanding under the Existing Credit Agreement on the Fifth Amendment and Restatement Effectiveness Date shall remain outstanding as Revolving Loans under this Agreement until otherwise repaid or prepaid in accordance with the terms hereof. Any Revolving Lender under the Existing Credit Agreement which does not consent to the amendment and restatement thereof on the Fifth Amendment and Restatement Effectiveness Date shall be replaced in accordance with Section 2.22. All of the outstanding Revolving Loans and Revolving Commitments of such non-consenting Revolving Lenders shall be deemed assigned on the Fifth Amendment and Restatement Effectiveness Date, in accordance with Section 2.22 (but without the need for the execution of any Assignment and Assumptions), on a ratable basis to the Lenders party hereto on the Fifth Amendment and Restatement Effectiveness Date in such proportions as may be necessary such that after giving effect thereto, the outstanding Revolving Loans and Revolving Commitments of all Revolving Lenders are consistent with their respective pro rata shares of their Revolving Commitment set forth in Schedule 1.1A hereto (but in any event not exceeding the respective Revolving Commitments). All of the Revolving Commitments of the Lenders shall be deemed assigned among each other Lenders to the extent necessary to effect the allocations of their pro rata shares of their Revolving Commitment set forth in Schedule 1.1A hereto (but in any event not exceeding the respective Revolving Commitments). On the Fifth Amendment and Restatement Effectiveness Date, (i) Borrower shall pay to the Administrative Agent, for the respective accounts of the Lenders, an amount equal to the sum of all accrued, but theretofore unpaid, fees and interest payable hereunder up to the Fifth Amendment and Restatement Effectiveness Date, and the Administrative Agent shall remit the funds so received to the applicable Lenders, and (ii) each Revolving Lender receiving an assignment pursuant to this Section 2.5(c) shall pay to the Administrative Agent, for the respective accounts of the assigning Revolving Lenders an amount equal to the principal amount of the Revolving Loans assigned to it pursuant to this Section 2.5(c) and the Administrative Agent shall remit the funds so received to such assigning Revolving Lenders. The Administrative Agent hereby waives its right to receive any assignment fee specified in Section 10.6 and each Lender (other than any non-consenting Revolving Lender) hereby waives its rights to receive any payments pursuant to Section 2.20 which may result from any assignments or payments pursuant to this Section 2.5(c).

2.6 Swingline Commitment.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its discretion, make a portion of the credit otherwise available to the Borrower and any Subsidiary Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans in Dollars (“Swingline Loans”) to the Borrower and any Subsidiary Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect), (ii) the Borrower and any Subsidiary Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, (iii) the sum of (x) the Swingline Exposure of such ~~Swing~~Swingline Lender (in its capacity as a Swingline Lender and a Revolving Lender) and (y) the aggregate principal amount of outstanding Revolving Loans made by such Swingline Lender (in its capacity as a Revolving Lender) shall not exceed its Revolving Commitment then in effect and (iv) Swingline Loans shall be available only in Dollars. During the Revolving Commitment Period, the Borrower and any Subsidiary Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

36

(b) The Borrower shall repay, or cause any Subsidiary Borrower to repay, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Termination and Revolving Loan Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay, or cause any Subsidiary Borrower to repay, all Swingline Loans then outstanding.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower or relevant Subsidiary Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Revolving Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Revolving Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. If the Swingline Lender determines that it will make such Swingline Loan, it shall, not later than 3:00 P.M., New York City time, on the Revolving Borrowing Date specified in a notice in respect of Swingline Loans, make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower or relevant Subsidiary Borrower on such Revolving Borrowing Date by depositing such proceeds in the account of the Borrower or relevant Subsidiary Borrower with the Administrative Agent on such Revolving Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower or relevant Subsidiary Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower or relevant Subsidiary Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s or relevant Subsidiary Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 7.1(f) shall have occurred and be continuing with respect to the Borrower or any Subsidiary Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

37

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Revolving Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Revolving Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower or any Subsidiary Borrower may have against the Swingline Lender, the Borrower, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Facility Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the “Facility Fee Rate” set forth in the definition of Applicable Margin on the daily amount of the Revolving Commitment of such Revolving Lender (whether used or unused) during the period from and including the Fifth Amendment and Restatement Effectiveness Date to but excluding the date on which such Revolving Commitment terminates (such facility fee, the “Facility Fee”); provided that, if such Revolving Lender continues to have any Revolving Loans after its Revolving Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Revolving Lender’s Revolving Loans from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any Revolving Loans. Facility Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Fifth Amendment and Restatement Effectiveness Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

38

2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments;

provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further, that in the case of termination of Revolving Commitments, a notice of termination may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or other transaction, in which case such notice of termination may be revoked by the Borrower. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.10 Additional Revolving Commitments.

(a) At any time after the Fifth Amendment and Restatement Effectiveness Date and prior to the Termination and Revolving Loan Maturity Date, the Borrower and any one or more Lenders (including New Lenders) may agree that such Lender(s) shall make, obtain or increase the amount of their Revolving Commitments by executing and delivering to the Administrative Agent an Increased Revolving Commitment Activation Notice specifying the amount of such increase and the applicable Increased Revolving Commitment Closing Date (which may be no later than the Termination and Revolving Loan Maturity Date). Notwithstanding the foregoing, (i) the aggregate amount of incremental Revolving Commitments obtained pursuant to this Section 2.10(a) shall not exceed (x) $150,000,000 (ii) incremental Revolving Commitments may not be made, obtained or increased after the occurrence and during the continuation of a Default or Event of Default, including after giving effect to the incremental Revolving Commitments in question, (iii) as of the effective date of any incremental Revolving Commitments, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date, and (iv) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $50,000,000. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(b) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with an increase described in Section 2.10(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E-1, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement; provided that a New Lender shall not be a Disqualified Lender.

(c) On each Increased Revolving Commitment Closing Date on which there are Revolving Loans outstanding, the New Lender(s) and/or Lender(s) that have increased their Revolving Commitments shall make Revolving Loans, the proceeds of which will be used to prepay the Revolving Loans of other Lenders, so that, after giving effect thereto, the resulting Revolving Loans outstanding are allocated among the Lenders in accordance with Section 2.17(a) based on the respective Revolving Percentages of the Lenders after giving effect to such Increased Revolving Commitment Closing Date.

39

2.11 Prepayments.

(a) The Borrower may at any time and from time to time prepay (or cause any Subsidiary Borrower to prepay) any Loans (other than Multicurrency Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay (or cause any Subsidiary Borrower to pay) any amounts owing pursuant to Section 2.20; provided, further, that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or other transaction, in which case such notice of prepayment may be revoked by the Borrower. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b) The Borrower may at any time and from time to time prepay (or cause any Subsidiary Borrower to prepay) Multicurrency Loans, in whole or in part, without premium or penalty, upon irrevocable notice (which notice must be received by the Administrative Agent (i) prior to ~~3:00 P.M., London~~12:00 P.M., New York City time, four Business Days prior to thereto, in the case of Multicurrency Loans denominated in Yen, (ii) prior to 12:00 P.M., New York City time, three Business Days ~~before the date of prepayment~~prior thereto, in the case of Multicurrency Loans denominated in Euro and (iii) prior to 11:00 A.M., New York City time, five Business Days prior thereto, in the case of Multicurrency Loans denominated in Sterling) specifying the date and amount of prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or other transaction, in which case such notice of prepayment may be revoked by the Borrower. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.20 and accrued interest to such date on the amount prepaid. Partial prepayments of Multicurrency Loans shall be in a minimum principal amount of (x) €1,000,000 or a whole multiple or €100,000 in excess thereof, in the case of Multicurrency Loans denominated in Euros, (y) ¥100,000,000 or a whole multiple or ¥10,000,000 in excess thereof, in the case of Multicurrency Loans denominated in Yen and (z) in the case of any other Foreign Currency, such amount as shall have been agreed by the Borrower and approved by the Administrative Agent and the relevant Lenders.

(c) If, on any Calculation Date, the Total Revolving Extensions of Credit exceed the Total Revolving Commitments, the Borrower shall, without notice or demand, immediately repay (or cause any Subsidiary Borrower to pay) such of the outstanding Revolving Loans in an aggregate principal amount such that, after giving effect thereto, the Total Revolving Extensions of Credit do not exceed the Total Revolving Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.20 in connection therewith. The Borrower may, in lieu of prepaying Multicurrency Loans in order to comply with this paragraph, deposit amounts in the relevant Foreign Currencies in a Cash Collateral Account, for the benefit of the Revolving

40

Lenders, equal to the aggregate principal amount of Multicurrency Loans required to be prepaid. To the extent that after giving effect to any prepayment of Revolving Loans required by this paragraph, the Total Revolving Extensions of Credit at such time exceed the Total Revolving Commitments at such time, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account, for the benefit of the Revolving Lenders, upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in any Cash Collateral Account (to the extent thereof) to repay Multicurrency Loans at the end of the Interest Periods therefor; provided that, (x) the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in any Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Borrower to be in compliance with this Section 2.11(c) and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. “Cash Collateral Account” means an account specifically established by the Borrower with the Administrative Agent for purposes of this Section 2.11(c) and hereby pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.11(c).

2.12 Conversion and Continuation Options.

(a) The Borrower and any Subsidiary Borrower may elect from time to time to convert Term Benchmark Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower and any Subsidiary Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans denominated in Dollars by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders in have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower or relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Loans, provided that no Term Benchmark Loan denominated in Dollars may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower or relevant Subsidiary Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans denominated in Dollars shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and, if the Borrower or relevant Subsidiary Borrower shall fail to give such notice of continuation of a Multicurrency Loan, such Multicurrency Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

41

2.13 Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Term Benchmark Tranches shall be outstanding at any one time.

2.14 Interest Rates; Payment Dates.

(a) The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Revolving Loan, at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Each Revolving Loan that is an ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.

(d) Each Swingline Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(e) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to, (y) the rate then applicable to Revolving Loans that are ABR Loans plus 2% (unless such overdue amount is denominated in a Foreign Currency, in which case such overdue amount shall bear interest of a rate per annum equal to the highest rate then applicable under this Agreement to Multicurrency Loans denominated in such Foreign Currency plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a year of three hundred and sixty (360) days, and the actual days elapsed (except with respect to Loans computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBOR Rate which shall be calculated on the basis of a year of three hundred and sixty-five (365) days and the actual days elapsed), except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower, the Subsidiary Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

42

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower, the Subsidiary Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower and any Subsidiary Borrower, deliver to the Borrower and any Subsidiary Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate.

(a) Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.16:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request or a new borrowing request, (A) for Loans denominated in Dollars, (1) any interest election request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any borrowing request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an interest election request or borrowing request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.16(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.16(a)(i) or (ii) above and (2) any borrowing request that requests an RFR Borrowing shall instead be deemed to be a borrowing request, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any interest election request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any ~~B~~borrowing ~~R~~request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such request affect only one Type of borrowings, then the other Type of borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.16(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan,, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant

43

Benchmark and (y) the Borrower delivers a new interest election request or new borrowing request, (A) for Loans denominated in dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not also the subject of Section 2.16(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for dollar Borrowings also is the subject of Section 2.16(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines(which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

44

(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.16, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of the Yen, the

45

Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

2.17 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower and any Subsidiary Borrower from the Lenders hereunder, each payment by the Borrower on account of any Facility Fee and any reduction of any Commitments of the Lenders shall be made pro rata according to the Revolving Percentages, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower and any Subsidiary Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(c) All payments (including prepayments) to be made by the Borrower or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds (or, in the case of principal or interest relating to Multicurrency Loans, prior to 11:00 A.M., London time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at its Funding Office, in the relevant Foreign Currency and in immediately available funds). The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 8.7. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

46

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower and any Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Revolving Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, (i) in the case of amounts denominated in Dollars, such amount with interest thereon, at a rate equal to the greater of (X) the NYFRB Rate and (Y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Revolving Borrowing Date, or the Fifth Amendment and Restatement Effectiveness Date, as applicable, the Administrative Agent shall also be entitled to recover (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower and any Subsidiary Borrower or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the Borrower and any Subsidiary Borrower. Nothing in this paragraph shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower and any Subsidiary Borrower may have against any Lender as a result of any default by such Lender hereunder.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower or relevant Subsidiary Borrower prior to the date of any payment due to be made by the Borrower or relevant Subsidiary Borrower hereunder that the Borrower or relevant Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower or relevant Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower or relevant Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average NYFRB Rate and (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or relevant Subsidiary Borrower.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.7(b), 2.7(c), 2.17(d), 2.17(e), 2.19(d) or Section 8.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Swingline Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

47

2.18 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Original Closing Date:

(i) shall subject any Lender to any ~~tax of any kind whatsoever~~ Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any Term Benchmark Loan or RFR Loan ~~made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19, the excluded taxes described in the first sentence of Section 2.19, taxes imposed pursuant to FATCA and changes in the rate of tax on the overall net income of such Lender);~~;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate or Adjusted TIBOR Rate, Adjusted Daily Simple RFR; or

(iii) shall impose on such Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans or RFR Loans made by such Lender;

(iv) and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or RFR Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower or relevant Subsidiary Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower or relevant Subsidiary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, which notice shall include, if available, details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Borrower or relevant Subsidiary Borrower within 120 days after such Lender becomes aware of such fact; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 120-day period shall be extended to include the period of such retroactive effect.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the Original Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (such request shall include, if available, details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Borrower within 120 days after it becomes aware of such fact), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

48

(c) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Multicurrency Loan in such Foreign Currency, and such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written notice requesting compensation under this paragraph (such notice shall include, if available, details reasonably sufficient to establish the basis for such compensation payable and shall be submitted to the Borrower within 120 days after it becomes aware of such fact), the Borrower will pay (or cause any Subsidiary Borrower to pay) to such Lender on each Interest Payment Date with respect to each affected Multicurrency Loan an amount that will compensate such Lender for such additional cost.

(d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted, issued or implemented.

(f) Notwithstanding any other provision of this Agreement, if, (i) (A) the adoption of any law, rule or regulation after the Original Closing Date, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Original Closing Date or (C) compliance by any Revolving Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Closing Date, shall make it unlawful for any such Revolving Lender to make or maintain any Multicurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Multicurrency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.18) which would make it impracticable for the Required Lenders to make or maintain Multicurrency Loans denominated in the relevant currency after the Original Closing Date to, or for the account of, the Borrower, then, by written notice to the Borrower and to the Administrative Agent:

49

(i) such Revolving Lender or Revolving Lenders may declare that Multicurrency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Revolving Lender or Revolving Lenders hereunder (or be continued for additional Interest Periods), whereupon any request for a Multicurrency Loan (in the affected currency or currencies) or to continue a Multicurrency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period shall, as to such Revolving Lender or Revolving Lenders only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

(ii) such Revolving Lender may require that all outstanding Multicurrency Loans (in the affected currency or currencies), made by it be converted to ABR Loans or Loans denominated in Dollars, as the case may be (unless repaid by the Borrower), in which event all such Multicurrency Loans (in the affected currency or currencies) shall be converted to ABR Loans or Revolving Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion or, at the option of the Borrower, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

In the event any Revolving Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the converted Multicurrency Loans of such Revolving Lender shall instead be applied to repay the ABR Loans or Revolving Loans denominated in Dollars, as the case may be, made by such Revolving Lender resulting from such conversion.

(g) For purposes of Section 2.18(f), a notice to the Borrower by any Revolving Lender shall be effective as to each Multicurrency Loan made by such Revolving Lender, if lawful, on the last day of the Interest Period currently applicable to such Multicurrency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Borrower.

The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes.

(a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b) ~~(a)~~  Payments Free of Taxes. Any and all payments ~~made~~ by or on ~~behalf of any Loan Party~~account of any obligation of the Borrower under any Loan Document shall be made ~~free and clear of, and~~ without deduction or withholding for ~~or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document)~~any Taxes, except as required by ~~a~~Applicable ~~l~~Law. If any ~~such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required under a~~Applicable ~~l~~Law (as

50

determined in the good faith discretion of an applicable ~~withholding agent) to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, (i) such amounts shall be paid to~~Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with ~~a~~Applicable ~~l~~Law and ~~(ii) the amounts so~~, if such Tax is an Indemnified Tax, then the sum payable by the ~~applicable Loan Party to the Administrative Agent or such Lender~~Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section ~~2.19~~)~~,~~ the applicable ~~Administrative Agent or Lender~~Credit Party receives an amount equal to the sum it would have received had no such deduction ~~been made, provided, however, that such Loan Party shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) of this Section, (ii) that are United States federal withholding taxes imposed on amounts payable to such Lender pursuant to a Requirement of Law in effect on the date on which (1) such Lender acquired the interest in a Loan (other than by an assignment pursuant to Section 2.22), or (2) such Lender changes its lending office (other than by an assignment pursuant to Section 2.21), except in each case to the extent that such Lender’s assignor (if any), or such Lender immediately before it changed its lending office, was entitled, at the time of assignment or change in lending office, to receive additional amounts from such Loan Party with respect to such Non-Excluded Taxes pursuant to this paragraph, or (iii) that are taxes imposed pursuant to FATCA.~~or withholding been made.

(c) ~~(b) In addition, the applicable Loan Party~~Payment of Other Taxes by Borrower. The Borrower shall timely pay ~~any Other Taxes~~ to the relevant Governmental Authority in accordance with ~~a~~Applicable ~~l~~Law, or at the option of the Administrative Agent~~,~~ timely reimburse it for the payment of, any Other Taxes~~, to the extent such Loan Party has not already reimbursed a Lender for such amounts pursuant to Section 2.18 or Section 2.19(a)~~.

(d) ~~(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party or other evidence of such payment reasonably satisfactory to the Administrative Agent showing payment thereof. If (i) any Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) any Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, within 10 days after demand therefor, the Loan Parties shall indemnify the Administrative Agent and such Lenders for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any failure, in the case of (i) and (ii), or any such direct imposition of tax, excluding interest and penalties found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Lender’s or Administrative Agent’s willful misconduct or gross negligence, in the case of (iii)~~Indemnification by Borrower. The Borrower shall indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified ~~t~~Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

51

(e) ~~(d)~~  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent ~~for any taxes (but, in the case of any Non-Excluded Taxes or Other Taxes,~~, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that ~~a Loan Party~~the Borrower has not already indemnified the Administrative Agent for such ~~Non-Excluded Taxes or Other~~Indemnified Taxes and without limiting the obligation~~s~~ of the ~~Loan Parties to do so)~~Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are ~~paid or~~ payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such ~~t~~Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. ~~The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of taxes so paid or payable~~A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent~~. Such certificate~~ shall be conclusive ~~of the amount so paid or payable~~ absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph  (~~d~~e).

~~(e)~~

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) ~~(i)~~  Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding ~~t~~Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, ~~on or prior to the date such Lender becomes a party to this Agreement and at any other~~at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, ~~on or prior to the date such Lender becomes a party to this Agreement and at any other times~~if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by ~~a~~Applicable ~~l~~Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.19(~~e~~g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

~~(ii) Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower~~

52

~~and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two properly completed and duly signed copies of IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY, as applicable, (together with any applicable underlying IRS forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a properly completed and duly signed statement substantially in the form of Exhibit D-1 or D-4 (or in the case of a Participant, Exhibit D-2 or D-3) and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and the other Loan Documents, (together with any applicable underlying IRS forms). Such forms described in this Section 2.19(e)(ii) shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.~~

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) ~~(iii)  Each~~any Lender ~~shall deliver any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax properly completed and duly signed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit~~that is a U.S. Person shall deliver to the Borrower and the Administrative Agent ~~to determine the~~on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding ~~or deduction required to be made.~~tax;

~~(iv) The Administrative Agent shall deliver to the Borrower, on or before the date on which it becomes the Administrative Agent hereunder, whichever of the following is applicable: (A) two properly completed and duly signed copies of IRS Form W-9, or any subsequent versions or successors to such form; or (B) two properly completed and duly signed copies of IRS Form W-8IMY certifying on Part I and Part VI of such IRS Form W-8IMY (or applicable successor form or Parts) that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding Tax purposes with respect to payments received by it from the Borrower. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the preceding sentence.~~

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

53

(A)

in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	~~(f) [Reserved].~~executed copies of IRS Form W-8ECI;

(C)

in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)

to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

54

(D) ~~(g)  If~~if a payment made to a Lender under any Loan Document would be subject to U.S. ~~F~~federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent~~,~~ at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent~~,~~ such documentation prescribed by ~~a~~Applicable ~~l~~Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with ~~its~~their obligations under FATCA~~,~~ and to determine that such Lender has ~~or has not~~ complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this ~~Section  2.19~~clause (~~g~~D), “FATCA” shall include any amendments made to FATCA after the ~~Fifth Amendment and Restatement Effectiveness D~~date~~.~~ of this Agreement.

Each Lender agrees that if any form or certification it previously delivered ~~pursuant to this Section 2.19(g)~~ expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. ~~Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Fifth Amendment and Restatement Effectiveness Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).~~

(h) ~~If the Administrative Agent or any Lender~~Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any ~~Non-Excluded Taxes or Other~~ Taxes as to which it has been indemnified ~~by a Loan Party or with respect to which such Loan Party has paid~~pursuant to this Section (including by the payment of additional amounts pursuant to this Section  ~~2.19~~), it shall pay ~~over such refund to such Loan Party~~to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made~~, or additional amounts paid, by such Loan Party~~ under this Section ~~2.19~~ with respect to the ~~Non-Excluded Taxes or Other~~ Taxes giving rise to such refund), net of all out-of-pocket expenses (including ~~any t~~Taxes) of ~~the Administrative Agent or~~ such ~~Lender~~indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund)~~; provided, that such Loan~~. Such indemnifying ~~P~~party, upon the request of ~~the Administrative Agent or such Lender, agrees to repay~~such indemnified party, shall repay to such indemnified party the amount paid over ~~to such Loan Party~~pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) ~~to the Administrative Agent or such Lender~~ in the event ~~the Administrative Agent or such Lender~~that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the ~~t~~Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such ~~t~~Tax had never been paid. This paragraph shall not be construed to require ~~the Administrative Agent or any Lender~~any indemnified party to make available its ~~t~~Tax returns (or any other information relating to its ~~t~~Taxes ~~which~~that it deems confidential) to ~~any Loan~~the indemnifying ~~P~~party or any other Person.

55

Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all letters of credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

~~(i) The Borrower and the Administrative Agent shall, to the extent such information is in such party’s possession, provide the information reasonably requested by the Borrower or the Administrative Agent, respectively, for the purpose of complying with the requirements of Treasury Regulations Section 1.1273-2(f)(9) to the extent such regulation is applicable to any Loan made pursuant to this Agreement. Neither the Borrower nor the Administrative Agent shall indemnify each other or any other Person with respect to, or provide any guarantee concerning the accuracy of, information provided pursuant to the preceding sentence.~~

~~(j) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.~~

2.20 Indemnity. The Borrower and each of the Subsidiary Borrowers agree to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower or any Subsidiary Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower or any Subsidiary Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower or any Subsidiary Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower or relevant Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Term SOFR Loans or conversion of a Term Benchmark Loan on a day that is not the last day of an Interest Period with respect thereto or (d) assignment of a Term Benchmark Loan on a day that is not the last day of an Interest Period as a result of the request of the Borrower pursuant to Section 2.22. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or Section 2.19~~(a)~~ with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts ~~(subject to overall policy considerations of such Lender)~~ to designate another lending office ~~for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole~~or to assign its rights an obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, ~~cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower and any Subsidiary Borrower or the rights of any Lender~~such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or Section 2.19~~(a).~~, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

56

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19~~(a)~~, (b) becomes a Defaulting Lender or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) if applicable, prior to any such replacement, such Lender shall not have taken actions under Section 2.21 sufficient to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19~~(a)~~, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Term SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or

2.19~~(a)~~, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this Section 2.22 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

2.23 Release of Subsidiary Guarantor. In the event that all of the Capital Stock held by the Borrower or its Subsidiaries in any Subsidiary Guarantor is sold or otherwise Disposed of or dissolved or liquidated in compliance with the requirements of this Agreement (or such sale, other Disposition, dissolution or liquidation has been approved by the Required Lenders) or such Subsidiary Guarantor is released pursuant to Section 5.9, such Subsidiary Guarantor shall, without further action, automatically be released from its obligations under the Guarantee Agreement and such obligations, as to such Subsidiary Guarantor, shall terminate and have no further force or effect (it being understood and agreed that the sale of Capital Stock in one or more Persons that own, directly or indirectly, all of such Capital Stock in any Subsidiary Guarantor shall be deemed to be a sale of such Capital Stock in such Subsidiary Guarantor for the purposes of this Section 2.23).

2.24 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

57

(b) The obligations of the Borrower and any Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower and each Subsidiary Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower and each Subsidiary Borrower contained in this Section 2.24 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

2.25 Foreign Currency Exchange Rate.

(a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency, provided that, upon receipt of a borrowing request pursuant to Section 2.5(b), the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.4 with respect to such borrowing request). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Sections 2.18(f) and 2.24 and any other provision requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

(b) No later than 5:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the relevant Multicurrency Loans then outstanding (after giving effect to any Multicurrency Loans to be made or repaid on such date).

(c) The Administrative Agent shall promptly notify the Borrower of each determination of an Exchange Rate hereunder.

2.26 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.8(a);

(b) the Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, any Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

58

(c) if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) unless a Default or Event of Default shall have occurred and be continuing on such date or would result therefrom, all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Exposure does not exceed the Total Revolving Commitments of all non-Defaulting Lenders;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent prepay such Swingline Exposure;

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders, and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.26(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Revolving Lender shall occur following the Fifth Amendment and Restatement Effectiveness Date and for so long as such event shall continue or (ii) the Swingline Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, unless the Swingline Lender shall have entered into arrangements with the Borrower or such Revolving Lender, satisfactory to the Swingline Lender, to defease any risk to it in respect of such Revolving Lender hereunder.

In the event that the Administrative Agent and the Borrower and the Swingline Lender each agrees that a Revolving Lender that is a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Revolving Percentage.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its Subsidiaries as of October 31, ~~2021~~2023, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

59

3.2 No Change. Since October 31, ~~2021~~2023, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law. Each ~~Group Member~~Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be likely to have a Material Adverse Effect and (d) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, in the aggregate, be likely to have a Material Adverse Effect.

3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except, in each case, consents, authorizations, filings, notices or other acts which have been obtained, made or taken or waived and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and public policy limiting exculpation, indemnification or contribution.

3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member (except where such violation of any such Requirement of Law or Contractual Obligation would not, individually or in the aggregate, be likely to have a Material Adverse Effect) and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that, after giving effect to any applicable insurance, would be likely to have a Material Adverse Effect.

3.7 No Default. No Default or Event of Default has occurred and is continuing.

3.8 Ownership of Property; Liens. Each of Borrower and its Significant Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except where failure to have such title or valid leasehold interest would not be likely to have a Material Adverse Effect and except for Liens permitted by Section 6.3, and none of such property is subject to any Lien except as permitted by Section 6.3.

60

3.9 Intellectual Property. Each Group Member owns~~,~~ or is licensed or has other rights to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that such failure to own or license to use, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The ~~Borrower is not aware of any~~ conduct of the business of any Group Member, as currently conducted ~~or as contemplated to be conducted, that~~, does not infringe~~s~~ upon or violate~~s~~ any Intellectual Property rights ~~held by~~of any other Person, except ~~to the extent that~~for such infringements and violations that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect~~. No~~ and no claim ~~regarding any of the foregoing~~against any Group Member alleging such infringement or violation is pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

3.10 Taxes~~. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed (taking into account any extensions thereof) for periods for which the statute of limitations remains open and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books applicable reserves or (b) where the failure to file such tax returns or pay such taxes, fees or other charges would not be likely to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than any lien (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books applicable reserves or (b) where the failure to file such tax returns or pay such taxes, fees or other charges would not be likely to have a Material Adverse Effect).~~

. The Borrower and its material Subsidiaries have filed all federal, state and other Tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used in a manner which violates Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the ~~R~~regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. None of the Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

3.12 Labor Matters. As of the Fifth Amendment and Restatement Effectiveness Date, except as, in the aggregate, would not be likely to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

61

3.13 ERISA. Neither a Reportable Event nor a failure to meet the applicable minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, each Plan has complied with the applicable provisions of ERISA and the Code. No administrator of a Single Employer Plan has filed a notice of intent to terminate such Single Employer Plan under Section 4041 of ERISA and the PBGC has not instituted proceedings under Section 4042 of ERISA to terminate, or appoint a trustee to administer, any Single Employer Plan, and no Lien in favor of the PBGC or any Single Employer Plan has arisen, during such five-year period. There has been no determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) and the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount. Neither any Group Member nor any Commonly Controlled Entity has had a withdrawal from a Single Employer Plan or a complete or partial withdrawal from any Multiemployer Plan, in either case that has resulted or would likely result in a material liability to any Group Member under ERISA, and neither any Group Member nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any such Group Member or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan has been terminated or is Insolvent, and neither any Group Member nor any Commonly Controlled Entity has received notice of a determination that any Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of ERISA).

3.14 Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.15 Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes, including, but not limited to, acquisitions and repurchases by the Borrower of its common stock.

3.16 Environmental Matters. The Borrower and each Subsidiary has complied with all applicable Environmental Laws, except to the extent that the failure to so comply would not be likely to have a Material Adverse Effect. The Borrower’s and the Subsidiaries’ facilities do not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under any Environmental Law, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except for violations that would not likely have a Material Adverse Effect. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it or its Subsidiaries, that would be likely to have a Material Adverse Effect.

62

3.17 Accuracy of Information, etc.

(a) As of the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date, no written information (other than (x) Projections (as defined below), (y) forward-looking information and (z) information of a general economic or general industry nature) contained in this Agreement, any other Loan Document, the marketing materials or any other document or certificate furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole (and as modified or supplemented prior to the Fifth Amendment and Restatement Effectiveness Date by other information so furnished (or, in the case of the marketing materials, as of the date when furnished, and in the case of financial statements contained in the marketing materials, as of the date such financial statements were filed with the SEC)) and together with the reports of the Borrower filed with the SEC, contained as of the date such statement, information, document or certificate was so furnished, any material misstatement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. All financial projections and pro forma financial information concerning the Borrower and its Subsidiaries (the “Projections”) contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that Projections as they relate to future events are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and/or its Subsidiaries and not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein by a material amount and that the Borrower makes no representation as to whether the projected results will be achieved.

(b) As of the Fifth Amendment and Restatement Effectiveness Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fifth Amendment and Restatement Effectiveness Date to any Lender in connection with this Agreement is true and correct in all respects.

3.18 Solvency. Each Loan Party is, on the Fifth Amendment and Restatement Effectiveness Date, after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, and will continue to be, Solvent.

3.19 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ~~ensure~~promote compliance by the Borrower, its Subsidiaries and their respective directors, officers or employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors and officers, and to the knowledge of the Borrower, their respective employees and agents (to the extent acting on behalf of the Borrower or its Subsidiaries) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects ~~and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person~~. None of (a) the Borrower, any Subsidiary, or to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction by the Borrower, its Subsidiaries, or their respective directors and officers, and to the knowledge of the Borrower, their respective employees and agents (to the extent acting on behalf of the Borrower or its Subsidiaries), as contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

3.20 ~~EEA~~Affected Financial Institutions. No Loan Party is an ~~EEA~~Affected Financial Institution.

63

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness of Fifth Amendment and Restatement. The effectiveness of the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement is subject to the satisfaction of the following conditions precedent on the Fifth Amendment and Restatement Effectiveness Date:

(a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower, each Person listed on Schedule 1.1A and the Required Lenders (determined based on the Loans and Commitments under the Existing Credit Agreement, not giving effect to the amendment and restatement thereof pursuant to this Agreement), each Revolving Lender.

(b) Fees. The Lenders, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Joint Lead Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of outside legal counsel), no later than the Fifth Amendment and Restatement Effectiveness Date.

(c) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Cooley LLP, counsel to the Borrower. Such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(d) Approvals. All governmental and third party approvals relating to the Loan Parties reasonably necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

(e) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated on or before the Fifth Amendment and Restatement Effectiveness Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(f) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment and Restatement Effectiveness Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

(g) No Default. No Default or Event of Default shall have occurred and be continuing on such date.

(h) Patriot Act; Beneficial Ownership. The Administrative Agent shall have received, (i) at least five days prior to the Fifth Amendment and Restatement Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Fifth Amendment and Restatement Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Fifth Amendment and Restatement Effectiveness Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Fifth Amendment and Restatement Effectiveness Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

64

4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that any representation and warranty that is qualified by materiality shall be true and correct in all respects on and as of such respective dates (after giving effect to such qualification).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Other Documents. In the case of any extension of credit made on an Increased Revolving Commitment Closing Date, the Administrative Agent shall have received such customary documents and information as it may reasonably request.

(d) Extensions of Credit to a Subsidiary Borrower. The representations and warranties contained in Section 3.3, 3.4 and 3.5 as to any Subsidiary Borrower to which a Revolving Extension of Credit is to be made shall be true and correct in all material respects on and as of the date of such Borrowing.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to the extent applicable to:

5.1	Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing without a “going concern” or like qualification or exception (other than any qualification solely as a result of an impending debt maturity under this Agreement occurring within one year of the date of such report or opinion); and

(b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

65

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein and subject to normal year-end audit adjustments and the absence of footnotes with respect to the financial statements delivered pursuant to Section 5.1(b)) consistently throughout the periods reflected therein and with prior periods. Documents required to be furnished pursuant to this Section 5.1 and Section 5.2 below (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.synopsys.com or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or public third-party website or whether sponsored by the Administrative Agent (including the website of the SEC at http://www.sec.gov)); provided that (x) in each case, other than with respect to regular periodic reporting, the Borrower shall notify the Administrative Agent of the posting of any such documents and (y) in the case of documents required to be furnished pursuant to Section 5.2, at the request of the Administrative Agent, the Borrower shall furnish to the Administrative Agent a hard copy of such document. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of ~~clause~~ Section 5.2(c), to the relevant Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a certificate of a Responsible Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.1 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(b) within 10 days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within 10 days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC, except, in each case, to the extent such financial statements or reports have already been provided pursuant to Section 5.1; and

(c) reasonably promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Any information required to be furnished pursuant to Section 5.2 shall be deemed to have been furnished if the Borrower shall have made such materials available to the Administrative Agent, including by electronic transmission, within the time periods specified therefor and pursuant to procedures approved by the Administrative Agent, or by filing such materials by electronic transmission with the Securities and Exchange Commission.

66

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, taxes, assessments and governmental charges and claims that by law might create liens, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where the failure to so pay, discharge or otherwise satisfy such obligations would not, in the aggregate, be likely to have a Material Adverse Effect.

5.4 Maintenance of Existence; Compliance~~. (a)~~(a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do would not be likely to have a Material Adverse Effect; ~~(b)~~(b) comply with all Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be likely to have a Material Adverse Effect; and ~~(c)~~(c) maintain in effect and enforce policies and procedures designed to ~~ensure~~promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

5.5 Maintenance of Property; Insurance.~~. (a)~~(a) Keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted and ~~(b)~~(b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same business.

5.6 Inspection of Property; Books and Records; Discussions. ~~(a)~~(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material financial transactions in relation to its business and (b) permit representatives of any Lender to visit and inspect any of its properties and upon the reasonable request of the Administrative Agent or a Lender, examine (and ~~make~~, at the expense of the Lenders, photocopy ~~abs~~extracts from) any of its books ~~and~~or other corporate records at any reasonable time upon reasonable prior notice (but no more than once annually if no Event of Default shall exist) during normal business hours and ~~as often as may~~at any reasonabl~~y~~e  ~~be desired and~~time upon reasonable prior notice, to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with their independent certified public accountants. Notwithstanding the foregoing, the Borrower shall not be required to disclose or discuss, or permit the inspection, examination or making of photocopy extracts of, any document, book, record or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, such Lender or their representatives is then prohibited by applicable law or any agreement binding on Borrower or (iii) is protected from disclosure by the attorney-client privilege or the attorney work product privilege.

5.7 Notices . Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that if adversely determined, would be likely to have a Material Adverse Effect;

67

(c) any litigation or proceeding affecting any Group Member (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that, after giving effect to any applicable insurance, would be likely to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof that would be likely to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan, any withdrawal from any Plan or Multiemployer Plan, the termination of any Plan or Multiemployer Plan, or the Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to (x) the withdrawal from or termination of any Plan or Multiemployer Plan, or (y) the Insolvency of any Multiemployer Plan; and

(e) any development or event that has had or would be likely to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8 Environmental Laws. Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case as would not be likely to have a Material Adverse Effect.

5.9 New Subsidiary Guarantor. Cause any Subsidiary to become a Subsidiary Guarantor and execute and deliver to the Administrative Agent a Guarantee Agreement under this Agreement if such Subsidiary guarantees (and only during such time such Subsidiary guarantees) any debt of the Borrower incurred in connection with a Capital Markets Transaction; provided that any Guarantee Agreement or guarantee provided by such Subsidiary pursuant to this Section 5.9 shall be automatically terminated (and such Subsidiary shall be automatically released from such guarantee and any obligations thereunder) upon the termination or release of the guarantee by such Subsidiary of any debt of the Borrower incurred in connection with a Capital Markets Transaction, without further action by such Subsidiary, the Borrower, any Lender or the Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder that:

6.1 Financial Condition Covenant. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.25 to 1.00 or (ii) upon the consummation of a Material Acquisition, permit the Consolidated Leverage Ratio as at the last day of the period of four consecutive fiscal quarters following such Material Acquisition of the Borrower to exceed 3.50 to 1.00.

6.2 Subsidiary Indebtedness. The Borrower will not permit any Subsidiary of the Borrower to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

68

(b) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

(c) Guarantee Obligations incurred in the ordinary course of business by any Subsidiary of the Borrower of obligations of any other Subsidiary of the Borrower:

(d) Indebtedness outstanding on the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date and listed on Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g); provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness permitted under clauses (h) and (m) of this Section 6.2, shall not exceed 20% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding;

(f) Indebtedness of any Person that becomes a Subsidiary; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) after giving pro forma effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing;

(g) Indebtedness arising from Swap Agreements entered into to hedge or mitigate risks to which any Group Member has actual exposure or otherwise entered into for non-speculative purposes;

(h) Indebtedness incurred by any Foreign Subsidiary; provided that the aggregate principal amount of Indebtedness incurred by Foreign Subsidiaries, together with the aggregate principal amount of Indebtedness permitted under clauses (e) and (m) of this Section 6.2, shall not exceed 20% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding;

(i) Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any guarantees (other than for borrowed money), warranty or contractual service obligations, performance, surety, statutory appeal, bid, prepayment guaranty, payment (other than payment of Indebtedness) or completion of performance guarantees or performance bonds or similar obligations incurred in the ordinary course of business;

(j) Indebtedness in respect of letters of credit, bank guarantees, performance bonds and similar instruments issued to landlords and to customs, import, trade tax and other similar foreign authorities in the ordinary course of business;

(k) Indebtedness consisting of cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements in the ordinary course of business;

(l) Indebtedness representing the financing of insurance premiums in the ordinary course of business; and

69

(m) additional Indebtedness of the Borrower’s Subsidiaries in an aggregate principal amount (for all such Subsidiaries) not to exceed 15% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding; provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness permitted under clauses (e) and (h) of this Section 6.2, shall not exceed 20% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding.

6.3	Liens. The Borrower will not, and will not permit, any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, suppliers’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation or regulations or employment laws or to secure other public, statutory or regulatory obligations;

(d) pledges or deposits to secure (i) the performance of bids, trade and commercial contracts (other than for borrowed money), leases, statutory obligations, customs duty, trade tax, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) letters of credit, bank guarantees or similar instruments issued for the account of Borrower or any Subsidiary.

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens incurred by the Borrower or any Subsidiary in existence on the Fifth Amendment and Restatement Effectiveness Date and listed on Schedule 6.3(f), securing Indebtedness of the Borrower or Indebtedness of any Subsidiary permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional property after the Fifth Amendment and Restatement Effectiveness Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing (i) Indebtedness of any Subsidiary of the Borrower incurred pursuant to Section 6.2(e) to finance the acquisition of fixed or capital assets (including real estate transactions) and (ii) Indebtedness of the Borrower incurred to finance the acquisition of fixed or capital assets (including real estate transactions), provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (y) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (z) the amount of Indebtedness secured thereby is not increased;

70

(h) any interest or title of a lessor under any lease, license, sublease or sublicense entered into by the Borrower or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(i) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(j) Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of the Borrower or its Subsidiaries relating to such property or assets;

(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents or other securities on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to such institutions with respect to cash management and operating account arrangements;

(l) Liens on insurance proceeds in favor of insurance companies with respect to the financing of premiums;

(m) precautionary filings in respect of true leases;

(n) Liens encumbering property or assets of any Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary permitted under Section 6.2(h);

(o) Liens arising from judgments in circumstances not constituting an Event of Default under Section 7.1(h);

(p) Liens (i) incurred by the Borrower securing Indebtedness of the type permitted under Section 6.2(g), (i), (j) or (k) or (ii) incurred by any Subsidiary securing Indebtedness permitted under Section 6.2(c), (g), (i), (j) or (k);

(q) Licenses, sublicenses, leases or subleases granted to others in the ordinary course of business; and

(r) Liens in connection with the sale or transfer of any assets in a transaction not prohibited hereunder consisting of customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(s) Liens in the case of any joint venture or minority investment by the Borrower or any Subsidiary in any Person consisting of any put and call arrangements related to its Capital Stock set forth in applicable joint venture’s or other Person’s organizational documents or any related joint venture, shareholders, investor rights or similar agreement;

71

(t) Liens on earnest money deposits of cash or Cash Equivalents made in connection with any acquisition not prohibited hereunder;

(u) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Subsidiaries in the ordinary course of business; and

(v) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) 5% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Lien is incurred) at any one time.

6.4 Fundamental Changes. The Borrower will not, and will not permit any Subsidiary, to merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, or all or substantially all of the Capital Stock of any of the Subsidiaries, except that:

(a) any Subsidiary of the Borrower or any Person may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary (provided that the continuing or surviving corporation shall be a Subsidiary);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets to the Borrower or any Subsidiary (upon voluntary liquidation or otherwise);

(c) the Borrower or a Subsidiary of the Borrower may merge with another Person, provided (i) the Borrower or such Subsidiary (subject to clause (ii)), as the case may be, shall be the continuing or surviving corporation of such merger, or (ii) in the case of a Wholly-Owned Subsidiary of the Borrower which is merged into another Person which is the continuing or surviving Person of such merger, the Borrower shall cause such continuing or surviving corporation to be a Wholly-Owned Subsidiary of the Borrower; provided in the case of (i) and (ii) above, immediately before and after giving effect to such merger no Default or Event of Default shall have occurred and be continuing; ~~and~~

(d) provided that no Default or Event of Default shall have occurred and be continuing, any Subsidiary may be dissolved, wound-up or liquidated or any Subsidiary may merge into or consolidate with any other Person and all or substantially all of the Capital Stock or assets of any Subsidiary may be Disposed of, in each case, if such dissolution, winding up, liquidation or Disposition does not constitute a Disposition of all of the assets of the Borrower and its Subsidiaries, taken as a whole, and if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and would not be likely to have a Material Adverse Effect~~.~~; and

(e) the Borrower may consummate the Acquisition.

6.5 [Reserved].

72

6.6 Changes in Fiscal Periods. Without first giving prior written notice thereof to the Administrative Agent, the Borrower will not permit the fiscal year of the Borrower and its Domestic Subsidiaries to end on a day other than the Saturday closest to October 31 or change the Borrower’s method of determining fiscal quarters.

6.7 Lines of Business. The Borrower will not, and will not permit any Subsidiary, to enter into any business, either directly or through any Subsidiary, except (a) for those businesses in which the Borrower and its Subsidiaries, after giving effect to the Acquisition, are engaged on the ~~Fifth~~Sixth Amendment ~~and Restatement~~ Effective~~ness~~ Date or that are reasonably related, complementary, ancillary or incidental thereto (including without limitation consulting business relating to the development of software) and (b) other businesses arising from acquisitions as to which the aggregate revenue in any fiscal year does not exceed $200,000,000.

6.8 [Reserved].

6.9 Use of Proceeds. The Borrower will not, and will not permit any Subsidiary Borrower, to ~~R~~request any Loan or use (and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use) the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned ~~Country~~Territory, or ~~(C)~~ in any other manner ~~that~~, if such would result in the violation of any Sanctions applicable to any party hereto.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) the Borrower or any Subsidiary Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower or any Subsidiary Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless the facts or circumstances to which such representation or warranty relates shall have been subsequently corrected so as to make such representation or warranty no longer inaccurate in any material respect; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

73

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000,000; provided further, that this clause (e) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) any event or condition giving rise to any redemption, repurchase, conversion or settlement (or right to redeem, require repurchase, convert or settle) with respect to any convertible debt instrument (including any termination of any related Swap Agreement) pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) an early payment requirement, unwinding or termination with respect to any Swap Agreement except an early payment, unwinding or termination that results from a default or non-compliance thereunder by any Loan Party, or another event of the type that would constitute an Event of Default; or

(f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided that any voluntary dissolution, winding-up or liquidation of any Subsidiary in compliance with Section 6.4 shall not constitute an Event of Default under this Section 7.1(f); or

(g) (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to meet the applicable minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV

74

of ERISA, (iv) an administrator of any Single Employer Plan files a notice of intent to terminate such Single Employer Plan under Section 4041 of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with (A) a withdrawal from any Single Employer Plan or any Multiemployer Plan, or (B) the termination or Insolvency of a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would, in the reasonable judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid by the Borrower or its Subsidiaries or paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof;

(i) the Guarantee Agreement (in the event it is executed pursuant to Section 5.9) or the guarantee contained in Section 2 thereof shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j) ~~(j)~~ a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

7.2 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Administrative Agent, with the consent of or at the direction of the Required Lenders, subject to Section 10.1, shall have waived such Event of Default in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Administrative Agent or the Lenders upon the occurrence thereof.

SECTION 8. THE AGENTS

8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

75

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own bad faith, gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

76

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower or any Subsidiary Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s bad faith, gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

77

8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1(a) or Section 7.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation or its removal by the Required Lenders, as applicable, the retiring or removed Administrative Agent’s resignation or removal, as applicable, shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring or removed Administrative Agent’s resignation or removal as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Without limiting the foregoing, none of the Lenders shall have or be deemed to have a fiduciary relationship with any other Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

8.10 Co-Syndication Agents and Co-Documentation Agents. The Co-Syndication Agents and the Co-Documentation Agents shall not have any duties or responsibilities hereunder in their capacity as such.

78

8.11 Acknowledgments of Lenders. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (c) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(a) Each Lender, by delivering its signature page to this Agreement on the Sixth Amendment Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Sixth Amendment Effective Date.

(b) ~~(i)~~(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section  8.11(~~c~~b ) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day

79

thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such ~~E~~erroneous Payment not been made by the Administrative Agent; provided further, that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of a payment on the Obligations.

(iv) Each party’s obligations under this Section 8.11(~~c~~b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 9. GUARANTEE OF SUBSIDIARY BORROWER OBLIGATIONS

9.1 Guarantee.

(a) The Borrower hereby unconditionally and irrevocably guaranties to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by any Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations.

(b) The Borrower further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, any Subsidiary Borrower under this Guarantee; provided, however, that the Borrower shall not be liable for the fees and expenses of more than one separate firm for the Lenders (unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than two separate firms) in connection with any one such action or any separate, but substantially similar or related actions in the same jurisdiction, nor shall the Borrower be liable for any settlement or proceeding effected without the Borrower’s written consent. This Guarantee shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

80

(c) No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Borrower in respect of the Subsidiary Borrower Obligations or payments received or collected from the Borrower in respect of the Subsidiary Borrower Obligations), remain liable for the Subsidiary Borrower Obligations until the Subsidiary Borrower Obligations are paid in full and the Revolving Commitments are terminated.

(d) The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

9.2 No Subrogation. Notwithstanding any payment or payments made by the Borrower hereunder, or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower in respect of payments made by the Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by any Subsidiary Borrower on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

9.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the Guarantee under this Section 9 or any property subject thereto. When making any demand hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Subsidiary Borrower, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Subsidiary Borrower or any release of any Subsidiary Borrower shall not relieve the Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

81

9.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of the Guarantee under this Section 9; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee under this Section 9; and all dealings between any Subsidiary Borrower and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee under this Section 9. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Subsidiary Borrower or the Borrower with respect to the Subsidiary Borrower Obligations. The Guarantee under this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Subsidiary Borrower or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of Subsidiary Borrower for its Subsidiary Borrower Obligations, or of the Borrower under the guarantee under this Section 9, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Subsidiary Borrower. The Guarantee under this Section 9 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Subsidiary Borrower Obligations and the obligations of the Borrower under the Guarantee under this Section 9 shall have been satisfied by payment in full and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

9.5 Reinstatement. The Guarantee under this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

82

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenant in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or (in the event it is executed pursuant to Section 5.9) release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement (other than the automatic release of such guarantee pursuant to Sections 2.23 or 5.9), in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent; (v) add additional currencies as Foreign Currencies in which Multicurrency Loans may be made under this Agreement without the written consent of all the Lenders who are party to Multicurrency Loans; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (vii) amend, modify or waive any provision of Section 2.17 or Section 10.7(a) without the consent of each Lender directly and adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans or (viii) without the consent of Lenders holding at least a majority of the outstanding Revolving Commitments, amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Loan Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Subject to 2.16(b), (c) and (d), this Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

83

(i) This Agreement will be amended to designate any Subsidiary with a jurisdiction of organization and principal place of business of and domiciled in Bermuda, France, Germany, Hungary, Ireland, Japan, Taiwan, the United Kingdom or such other foreign jurisdictions as shall be mutually agreed by the Borrower, Administrative Agent and each Lender as a Subsidiary Borrower upon (u) ten Business Days’ prior notice to the Lenders (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (v) the execution and delivery by the Borrower, such Subsidiary and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit F (a “Joinder Agreement”), providing for such Subsidiary to become a Subsidiary Borrower, (w) the agreement and acknowledgment by the Borrower and each other Subsidiary Borrower that the Guarantee contained in Section 9 covers the Obligations of such Subsidiary, (x) the delivery by such Subsidiary of evidence that such Subsidiary has appointed an agent for service of legal process in the State of New York reasonably acceptable to the Administrative Agent and (y) the delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents, certificates, representations, warranties and legal opinions in respect of such Subsidiary substantially equivalent to comparable documents delivered on the Fifth Amendment and Restatement Effectiveness Date to the extent applicable or is customary under local laws, (2) any documents requested by a Lender in order to comply with applicable “know your customer” requirements and (3) such other documents with respect thereto as the Administrative Agent shall reasonably request.

(ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement); provided, however, that no such amendment shall affect or limit the Borrower’s obligations under the Guarantee.

(iii) Notwithstanding any other provision herein, no Lender shall be required to make any Loan to a Subsidiary Borrower if (x) any applicable law or regulation shall make it unlawful for any such Lender to make or maintain any such Loan or (y) the making of such Loan would cause such Lender to breach or violate its internal policies (in which case the Administrative Agent shall be authorized by the Lenders and the Borrower to determine any modifications of the borrowing procedures contemplated by the Agreement to take account thereof).

(iv) Notwithstanding any other provision herein, no Subsidiary Borrower shall, solely as a result of being a Subsidiary Borrower, be jointly and severally liable for the Revolving Loans made to the Borrower or any other Subsidiary Borrower and each Subsidiary Borrower shall be liable for indemnity obligations under Sections 2.19(c), 2.20 and payment of taxes and expenses under Section 10.5 solely to the extent such obligations, taxes and expenses relate to the Revolving Loans made to such Subsidiary Borrower. For the avoidance of doubt, under no circumstance shall any Foreign Subsidiary (or any Domestic Subsidiary of a Foreign Subsidiary) be liable for any Obligations of Borrower or any other Subsidiary Borrower.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

84

Borrower and Subsidiary Borrower:	675 Almanor Ave ~~690 East Middlefield Road Mountain View, California 94043~~Sunnyvale, CA 94085
Attention: Treasurer
Telephone: (650) 584-5000 Email: Treasury@Synopsys.com
With a copy to: General Counsel

Administrative Agent or Swingline Lender:
131 S. Dearborn St. Floor 04 Chicago, IL 60603-5506 Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

For updates to the DQ List:	Email: JPMDQ_Contact@jpmorgan.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Borrower and any Subsidiary Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower and each Subsidiary Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated

85

hereby and thereby, including the reasonable ~~fees~~ and ~~disbursements of outside~~documented out-of-pocket legal expenses of one firm of counsel to the Administrative Agent (and, if necessary, one firm of local counsel to the Administrative Agent in each appropriate jurisdiction) and filing and recording fees and expenses, ~~with statements with respect to the foregoing to be submitted to the Borrower at least one Business Day prior to the Fifth Amendment and Restatement Effectiveness Date (in the case of amounts to be paid on the Fifth Amendment and Restatement Effectiveness Date), and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate,~~ (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the ~~fees and disbursements of outside~~reasonable and documented out-of-pocket legal expenses of one firm of counsel to ~~each~~the Lenders and ~~of outside counsel to~~ the Administrative Agent, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction in each case for the Lenders and the Administrative Agent, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Lenders or the Administrative Agent affected by such conflict informs the Borrower of such conflict and thereafter, retains its own counsel, of another firm of counsel for each group of affected Lenders or the Administrative Agent similarly situated, taken as a whole (and, if necessary, one firm of local counsel in each appropriate jurisdiction in each case for each such group of affected Lenders or the Administrative Agent similarly situated taken as a whole)) and other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other ~~t~~Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (to the extent not payable under Section 2.19(~~b~~c) or indemnified under Section 2.19(~~c~~f)) and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document, (in each case limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket legal expenses of one firm of counsel for all Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such group of affected Indemnitees similarly situated taken as a whole)) excluding litigation commenced by the Borrower against any of the Administrative Agent or the Lenders which (i) seeks enforcement of any of the Borrower’s rights hereunder and (ii) is determined adversely to any of the Administrative Agent or the Lenders in final and nonappealable decision of a court of competent jurisdiction (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that neither the Borrower nor any Subsidiary Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross

86

negligence or willful misconduct of such Indemnitee or (y) arise out of, or in connection with, any proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee other than any proceeding against the relevant Indemnitee in its capacity or in fulfilling its role as an agent, arranger or similar role with respect to the Revolving Facility. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Treasurer (Telephone No. (650) 584-5000), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. Section 10.5(d) shall not apply with respect to ~~t~~Taxes other than any ~~t~~Taxes that represent losses, claims, or damages arising from any non-~~t~~Tax claim.

10.6	Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Borrower nor any Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or any Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)

(i) Subject to the conditions set forth in this paragraph (b)(i)and paragraph (b)(ii) below, any Lender may in accordance with applicable law assign to one or more assignees (each, an “Assignee”), other than a natural person or a Defaulting Lender, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an ~~a~~Affiliate of a Lender or an Approved Fund, in each case that is not a Disqualified Lender, or, if an Event of Default has occurred and is continuing under clauses (a) or (f) of Section 7.1, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B) the Administrative Agent (such consent not to be unreasonably withheld);

(ii) Assignments shall be subject to the following additional conditions:

87

(A) except in the case of an assignment to a Lender, an affiliate of a Lender, or an Approved Fund, in each case that is not a Disqualified Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates, if any;

(B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person or a Defaulting Lender) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, any Subsidiary Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, solely with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

88

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(i) Any Lender may, in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the requirements of, Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulation. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 ~~unless such Participant complies with Section 2.19(e)~~.

89

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Disqualified Lenders.

(i) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this Section 10.6(f)(i) shall not be void, but the other provisions of this Section 10.6(f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Commitment, and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interest, rights and obligations under this Agreement to one or more Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter.

90

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”), including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7 receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

91

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic ~~***~~Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent and each Loan Party has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders and each Loan Party shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Lender, the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Lender or the Borrower, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent, each of the Lenders and each Loan Party may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives any claim against any other party hereto for any ~~L~~liabilities arising solely from the Administrative Agent’s, any Lender’s or any Loan Party’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any ~~L~~liabilities arising as a result of the failure of the Administrative Agent, any Lender, the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

92

10.10 Integration . This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower and each Subsidiary Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any state or federal court located in the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. The Borrower and each Subsidiary Guarantor, if any, hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

93

10.14 Releases of Guarantees.

(a) The Guarantee Agreement, dated as of November 28, 2016 is released and terminated in all respects.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1, (ii) in connection with the automatic release under Sections 2.23 or 5.9 or (iii) under the circumstances described in paragraph (c) below.

(c) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Guarantee Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public Information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of, or if required by, any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed under circumstances not otherwise in violation of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to Information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) solely with respect to Information pertaining to this Agreement routinely provided by arrangers to data service providers, to data service providers, including league table providers, that serve the lending industry; provided further that nothing herein shall prevent the Administrative Agent or any Lender from disclosing the DQ List to any prospective Lender or prospective Participant on a confidential basis. For the purposes of this Section 10.15, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Sixth Amendment Effective ~~d~~D ate ~~hereof~~, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

94

10.16 WAIVERS OF JURY TRIAL. THE BORROWER, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 USA Patriot Act. Each Lender hereby notifies the Borrower and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Subsidiary Borrower, which information includes the name and address of the Borrower and each Subsidiary Borrower and other information that will allow such Lender to identify the Borrower and each Subsidiary Borrower in accordance with the Act.

10.18 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.19 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

95

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a

96

Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity”: any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

97

Exhibit B

Closing Date Amended Credit Agreement

[Attached]

Execution Version

$850,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT1

among

SYNOPSYS, INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUIST BANK and

HSBC SECURITIES (USA) INC.,

as Co-Syndication Agents,

MIZUHO BANK, LTD.

THE BANK OF NOVA SCOTIA,

TD BANK, N.A.,

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of February 13, 2024

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC

TRUIST SECURITIES, INC. and HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners

[1]	Conformed through the Sixth Amendment ~~Effective~~Closing Date.

3.9	Intellectual Property	61
3.10	Taxes	62
3.11	Federal Regulations	62
3.12	Labor Matters	62
3.13	ERISA	62
3.14	Investment Company Act	62
3.15	Use of Proceeds	63
3.16	Environmental Matters	63
3.17	Accuracy of Information, etc.	63
3.18	Solvency	63
3.19	Anti-Corruption Laws and Sanctions	63
3.20	Affected Financial Institutions	64

SECTION 4. CONDITIONS PRECEDENT		64

4.1	Conditions to Effectiveness of Fifth Amendment and Restatement	64
4.2	Conditions to Each Extension of Credit	65

SECTION 5. AFFIRMATIVE COVENANTS		66

5.1	Financial Statements	66
5.2	Certificates; Other Information	66
5.3	Payment of Obligations	67
5.4	Maintenance of Existence; Compliance	67
5.5	Maintenance of Property; Insurance.	67
5.6	Inspection of Property; Books and Records; Discussions	67
5.7	Notices	68
5.8	Environmental Laws	68
5.9	New Subsidiary Guarantor	~~66~~68

SECTION 6. NEGATIVE COVENANTS		69

6.1	Financial Condition Covenant	69
6.2	Subsidiary Indebtedness	~~67~~70
6.3	Liens	~~68~~71
6.4	Fundamental Changes	~~70~~74
6.5	[Reserved]	~~71~~74
6.6	Changes in Fiscal Periods	~~71~~74
6.7	Lines of Business	~~71~~74
6.8	[Reserved]	~~71~~74
6.9	Use of Proceeds	~~71~~74

SECTION 7. EVENTS OF DEFAULT		~~71~~75

7.1	Events of Default	~~71~~75
7.2	Annulment of Defaults	~~74~~77

SECTION 8. THE AGENTS		~~74~~77

8.1	Appointment	~~74~~77
8.2	Delegation of Duties	~~74~~77

8.3	Exculpatory Provisions	~~74~~78
8.4	Reliance by Administrative Agent	~~75~~78
8.5	Notice of Default	~~75~~78
8.6	Non-Reliance on Agents and Other Lenders	~~75~~79
8.7	Indemnification	~~76~~79
8.8	Agent in Its Individual Capacity	~~76~~79
8.9	Successor Administrative Agent	~~76~~80
8.10	Co-Syndication Agents and Co-Documentation Agents	~~77~~80
8.11	Acknowledgments of Lenders	~~77~~80

SECTION 9. GUARANTEE OF SUBSIDIARY BORROWER OBLIGATIONS		~~78~~82

9.1	Guarantee	~~78~~82
9.2	No Subrogation	~~79~~83
9.3	Amendments, etc. with respect to the Obligations; Waiver of Rights	~~79~~83
9.4	Guarantee Absolute and Unconditional	~~80~~83
9.5	Reinstatement	~~81~~84

SECTION 10. MISCELLANEOUS		~~81~~84

10.1	Amendments and Waivers	~~81~~84
10.2	Notices	~~83~~86
10.3	No Waiver; Cumulative Remedies	~~83~~87
10.4	Survival of Representations and Warranties	~~83~~87
10.5	Payment of Expenses and Taxes	~~84~~87
10.6	Successors and Assigns; Participations and Assignments	~~85~~89
10.7	Adjustments; Set-off	~~89~~92
10.8	Counterparts	~~89~~93
10.9	Severability	~~90~~94
10.10	Integration	~~90~~94
10.11	GOVERNING LAW	~~91~~94
10.12	Submission To Jurisdiction; Waivers	~~91~~94
10.13	Acknowledgements	~~91~~95
10.14	Releases of Guarantees	~~91~~95
10.15	Confidentiality	~~92~~95
10.16	WAIVERS OF JURY TRIAL	~~92~~96
10.17	USA Patriot Act	~~93~~96
10.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~93~~96
10.19	Certain ERISA Matters	~~93~~97
10.20	Acknowledgement Regarding Any Supported QFCs	~~94~~98

SCHEDULES:

1.1A	Revolving Commitments
6.2(d)	Existing Subsidiary Indebtedness
6.3(f)	Existing Liens

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Closing Certificate (Amendment and Restatement)
C	Form of Assignment and Assumption
D	Form of Exemption Certificate
E-1	Form of New Lender Supplement
E-2	Form of Increased Revolving Commitment Activation Notice
F	Joinder Agreement

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of February 13, 2024, among SYNOPSYS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), BANK OF AMERICA, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, HSBC SECURITIES (USA) INC. and TRUIST BANK, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), MIZUHO BANK, LTD., THE BANK OF NOVA SCOTIA, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders are parties to the Credit Agreement, dated as of October 14, 2011, as amended and restated on February 17, 2012, on May 19, 2015, on November 28, 2016, on January 22, 2021 and on December 14, 2022 (as further amended, supplemented, restated or otherwise modified prior to the Sixth Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement;

WHEREAS, the Lenders are willing to provide such amended and restated revolving credit facility to the Borrower, subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree that, upon the effectiveness of this Agreement, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms . As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate or the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquisition” means the acquisition, directly or indirectly by the Borrower of all of the issued and outstanding equity interests of Target.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 15, 2024 (as amended from time to time and including the annexes, exhibits, schedules and all related documents, collectively), by and among the Borrower, Target and Alta Acquisition Corp.

“Acquisition Indebtedness”: any Indebtedness of the Borrower or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Borrower and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Borrower and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be); provided further that from the period beginning on the Sixth Amendment Effective Date to the earlier of (i) 30 days after the termination or expiration of the Acquisition Agreement and (ii) the consummation of the Acquisition, any debt financing the proceeds of which will be applied to consummate the Acquisition or refinance or replace any interim debt financing, incurred in connection with the Acquisition, shall be included in Acquisition Indebtedness.

“Adjusted Daily Simple RFR”: (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate”: with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Indemnitee”: as defined in Section 8.7.

“Agents”: the collective reference to the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent and any other agent identified on the cover page of this Agreement.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment (including any Swingline Commitment) then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreed Currencies”: Dollars and each Foreign Currency.

“Agreement”: as defined in the preamble hereto.

“Agreement Currency”: as defined in Section 2.24(b).

“Ancillary Document”: as defined in Section 10.8(b).

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor”: as defined in Section 2.24(b).

“Applicable Law”: as to any Person, all laws binding upon such Person or to which such a Person is subject.

“Applicable Margin”: for any day, with respect to any ABR Loan or Term Benchmark Loan that is a Revolving Loan, or with respect to the Facility Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption, “Applicable Margin for Term Benchmark Loans”, “Applicable Margin for RFR Loans”, “Applicable Margin for ABR Loans” or “Facility Fee Rate”, as the case may be, based upon the ~~Consolidated Leverage~~Debt Rati~~o~~ng as ~~of the most recent determination thereof~~set forth below:

Category	~~Consolidated Leverage Ratio~~Debt Ratings S&P/Moody’s	Applicable Margin for Term Benchmark Loans	Applicable Margin for RFR Loans	Applicable Margin for ABR Loans	Facility Fee Rate
1	~~≥2.25x~~A/A2 or better	~~0.975~~0.795%	~~0.975~~0.795%	0.000%	~~0.150~~0.080%
2	~~≥ 1.25x but < 2.25x~~A-/A3	~~0.880~~0.900%	~~0.880~~0.900%	0.000%	~~0.120~~0.100%
3	~~< 1.25x~~BBB+/Baa1	~~0.785~~1.000%	~~0.785~~1.000%	0.000%	~~0.09~~0.125%
4	BBB/Baa2	1.100%	1.100%	0.100%	0.150%
5	BBB-/Baa3 or worse	1.200%	1.200%	0.200%	0.175%

Initially, the Applicable Margin shall be determined based upon the Category that corresponds with the most recent publicly available Debt Rating as of the Sixth Amendment Closing Date. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date that is 3 Business Days after the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

~~For purposes of the foregoing, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph; if any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the Consolidated Leverage Ratio shall be deemed to be in Category 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall be deemed to be in Category 1.~~

~~In the event that the Administrative Agent and the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (a “Revolving Loan Applicable Period”) than the Applicable Margin applied for such Revolving Loan Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Category number for such higher Applicable Margin were applicable for such Revolving Loan~~

~~Applicable Period, and (iii) the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.~~

~~“Applicable Period”: as defined in the definition of “Applicable Margin”.~~

“Approved Fund”: as defined in Section 10.6(b).

“Assignee”: as defined in Section 10.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption entered into (except as specifically provided otherwise in Section 2.22) by a Lender and an Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, substantially in the form of Exhibit C.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Lender’s Revolving Commitment then in effect over (b) such Revolving Lender’s Revolving Extensions of Credit then outstanding.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.16.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefited Lender”: as defined in Section 10.7(a).

“Benchmark”: initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.16.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing”: (a) a Revolving Borrowing , or (b) a Swingline Loan.

“Business Day”: any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, provided, that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“BHC Act Affiliate”: has the meaning assigned to it in Section 10.20.

“Calculation Date”: (a) the second Business Day preceding each date on which a Multicurrency Loan is to be made and (b) the last Business Day of each calendar quarter unless, during the five Business Days period prior to such Business Day of such calendar quarter, a Calculation Date occurred pursuant to clause (a) of this definition.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Third Amendment and Restatement Effectiveness Date and any similar lease entered into after the Third Amendment and Restatement Effectiveness Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capital Markets Transaction”: any direct or indirect issuance of debt securities by the Borrower in a public offering or in a Rule 144A or other private placement or any incurrence of term loans by the Borrower under syndicated credit facilities, in each case with an initial principal amount of at least $150,000,000.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing (but excluding debt securities and other Indebtedness for borrowed money convertible into or exchangeable for any of the foregoing).

“Cash Collateral Account”: as defined in Section 2.11(c).

“Cash Equivalents”: (a) cash equivalents, short-term investments and long-term marketable securities characterized as such on the Borrower’s consolidated balance sheet; and (b) other investments made by the Borrower in accordance with such written investment policies as are approved by the Borrower’s board of directors and have been provided to the Administrative Agent.

“CBR Loan”: a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread”: the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate”: the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Foreign Currency determined after the Sixth Amendment Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment”: for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Foreign Currency determined after the Sixth Amendment Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the Sixth Amendment Effective Date), of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or (b) ~~occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (c)~~ a “change in control” (or any other defined term having a similar purpose) as defined in the documents governing any other Indebtedness of the Borrower or its Subsidiaries the outstanding principal amount of which exceeds in the aggregate $~~100,000,000~~150,000,000 (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

“Class”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, or Swingline Loans.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the Revolving Commitment of such Lender.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with any Group Member within the meaning of Section 4001 of ERISA or is part of a group that includes any Group Member and that is treated as a single employer under Section 414 of the Code.

“Consolidated EBITDA”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) consolidated income and franchise tax expense in accordance with GAAP, (b) consolidated interest expense in accordance with GAAP, including amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Revolving Loans), (c) consolidated depreciation and amortization expense in accordance with GAAP, (d) non-cash stock option and other equity-based compensation expenses and payroll tax expense related to stock option and other equity-based compensation expenses, (e) transaction fees, charges and other amounts related to acquisitions, investments dispositions, equity offering or financing and other non-ordinary course transactions and any restructuring costs (including severance and retention expenses), integration costs, and write-offs or write-downs of deferred revenue and intangibles in connection with such transactions, (f) any severance, relocation, retention, contract termination, legal settlements, transition, integration, insourcing, outsourcing, recruiting or other restructuring expenses (including, but not limited to, advisory, accounting and legal fees in connection with any of the foregoing), (g)(i) the amount of “run rate” synergies, operating expense reductions, operating improvements and other operating changes that are projected by the Borrower in good faith to be realized as a result of the Acquisition within twenty-four (24) months of the Acquisition occurring during such period and (ii) the amount of “run rate” synergies, operating expense reductions, operating improvements and other operating changes that are projected by the Borrower in good faith to be realized as a result of any acquisition other than the Acquisition within twelve (12) months of such acquisition occurring during such period; provided that no “run rate” synergies, operating expense reductions, operating improvements and other operating changes shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA for such period and (h) all other non-cash items or charges, including adjustments arising under purchase accounting for any acquisition, minus, to the extent included in the statement of such consolidated net income for such period, the sum of (i) interest income in accordance with GAAP and (ii) all non-cash items outside the ordinary course of business increasing consolidated net income for such period; provided, to the extent that, during any period, the Borrower makes any acquisition of an entity or line of business that would be a Material Acquisition or Material Disposition of such an entity or line of business, “Consolidated EBITDA” for such period shall be calculated after giving pro forma effect to include or exclude, as appropriate, any amounts attributable to the acquired or disposed of entity or line of business as if the relevant transactions had been consummated at the beginning of the applicable period of four full fiscal quarters immediately prior to such acquisition or disposal; provided, further that the aggregate amount added back pursuant to clauses (e), (f) and (g) shall not exceed 10.0% of Consolidated EBITDA for any applicable period (with such calculation being made before giving effect to any increase pursuant to clauses (e), (f) and (g)).

~~“Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.~~

~~“Consolidated Net Worth”: at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Group Members under stockholders’ equity at such date.~~

~~“Consolidated Total Assets”: as of any date, the total assets of the Group Members as of such date, as determined on a consolidated basis in accordance with GAAP.~~

“Consolidated ~~Total~~Funded Debt”: at any date, ~~the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries~~without duplication, the following at such date, determined on a consolidated basis in accordance with GAAP~~, excluding (i) all~~: (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (a), (c) and (e) of the definition of “Indebtedness” and (b) all Guarantee Obligations of the Borrower and its Subsidiaries in respect of obligations of the kind referred to in clause (a) of this definition; provided that Consolidated Funded Debt shall not include (x) obligations of the Borrower and its Subsidiaries, contingent or otherwise, as an account party or applicant under or in respect of letters of credit or in respect of bonds, (~~ii~~y) Indebtedness consisting of cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements in the ordinary course of business ~~and (iii) to the extent constituting Indebtedness, all~~or (z) net obligations of the Borrower and its Subsidiaries in respect of Swap Agreements~~.~~; provided, further, that for purposes of determining Consolidated ~~Total~~Funded Debt, at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.

“Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Total Assets”: as of any date, the total assets of the Group Members as of such date, as determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Documentation Agents”: as defined in the preamble hereto.

“Co-Syndication Agents”: as defined in the preamble hereto.

“Covered Entity” has the meaning assigned to it in Section 10.20.

“Covered Party” has the meaning assigned to it in Section 10.20.

“Credit Party”: the Administrative Agent, the Swingline Lender or any other Lender.

“Daily Simple RFR”: for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Rating”: as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Category for the higher of such Debt Ratings shall apply (with the Debt Rating for Category 1 being the highest and the Debt Rating for Category 5 being the lowest), (b) if there is a split in Debt Ratings of more than one level, then the Category that is one level lower than the Category of the higher Debt Rating shall apply, (c) if the Borrower has only one Debt Rating, the Category that is one level lower than that of such Debt Rating shall apply and (d) upon and after the consummation of the Acquisition, if the Borrower does not have any Debt Rating, Category 5 shall apply.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right” has the meaning assigned to it in Section 10.20.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute by such Lender (specifically identified and including a detailed description of the particular dispute), (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer or representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent and Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent and the Borrower, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock that, by its terms (or the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, fundamental change, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, fundamental change, asset sale or similar event shall be subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one days after the Termination and Revolving Loan Maturity Date at the time of the issuance of such Capital Stock; provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender”: (a) any bank, financial institution or other institutional lender or investor designated by the Borrower as a “Disqualified Lender” by written notice delivered to the Administrative Agent on or prior to the Sixth Amendment Effective Date and (b) those Persons who are competitors of the Borrower that have been designated by the Borrower as a “Disqualified Lender” by three Business Days’ advance written notice delivered to the Administrative Agent and the Lenders; provided that Disqualified Lenders shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time.

“Dollar Equivalent”: at any time as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“DQ List”: as defined in Section 10.6(f)(iv).

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case as is applicable to the Borrower, any Subsidiary or any of their respective real property.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate”: the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euros” and “€”: the single currency of participating member states of the European Monetary Union introduced in accordance with the provisions of Article 109(1)4 of the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993) as amended from time to time) and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the euro in one or more member states.

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Rate”: on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error; provided, further, that in any event, the Administrative Agent shall provide the Borrower with reasonable details of the source for such rate.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21 and Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 2.19(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Extending Lenders”: Lenders which agree to extend the Termination and Revolving Loan Maturity Date as contemplated by Section 2.4(e).

“Extension Agreement”: an Extension Agreement among the Borrower, the Administrative Agent and one or more Extending Lenders, effecting a permitted extension and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.4(e).

“Facility Fee”: as defined in Section 2.8(a).

“FATCA”: Sections 1471 through 1474 of the Code, as of the Fifth Amendment and Restatement Effectiveness Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fifth Amendment and Restatement Effectiveness Date”: the date on which the conditions precedent set forth in Section 4.1 have been satisfied, which date is December 14, 2022.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable; provided that the Floor as of the Fifth Amendment and Restatement Effectiveness Date shall be 0%.

“Foreign Currency”: Euros, Yen, Pounds Sterling, and, at the request of the Borrower or applicable Subsidiary Borrower but subject to Section 10.1(a)(v), any lawful currency (other than Dollars) that is (a) readily available and freely transferable and convertible into Dollars and (b) is available in the London interbank deposit market. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the agreement of the Administrative Agent and the Revolving Lenders.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee”: the guarantee of the Subsidiary Borrower Obligations provided by the Borrower pursuant to Section 9.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and customary indemnification obligations. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Increased Revolving Commitment Activation Notice”: a notice substantially in the form of Exhibit E-2.

“Increased Revolving Commitment Closing Date”: any Business Day designated as such in an Increased Revolving Commitment Activation Notice.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP (excluding (i) accounts payable or other liability to trade creditors incurred in the ordinary course of business, (ii) payroll liabilities, deferred compensation obligations and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and (iii) licenses in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than appeal bonds), (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all Indebtedness of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if such Indebtedness of others is non-recourse to the credit of such Person, then the amount of Indebtedness ascribed to such Person shall not exceed the fair market value of the property securing such Indebtedness of others), and (i) for the purposes of Section 7.1(e) only, all net obligations of such Person in respect of Swap Agreements. For the avoidance of doubt, “Indebtedness” shall not include accrued long term tax liabilities or deferred compensation liabilities. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of determining “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to pay if such Swap Agreement were terminated at such time.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all intellectual property rights and similar proprietary rights, whether arising under United States, multinational or foreign laws, including such rights in and to copyrights, patents, trademarks, and technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the final maturity date of such ABR Loan, (b) as to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the final maturity date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period and the final maturity date of such Term Benchmark Loan, and (d) as to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the final maturity date.

“Interest Period”: as to any Term Benchmark Borrowing, the period commencing on the date of such borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that:

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

(iii) no tenor that has been removed from this definition pursuant to Section 2.16(e) shall be available for specification in such borrowing request or interest election request.

“IRS”: the United States Internal Revenue Service.

“Japanese Prime Rate”: for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment”: for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, (x) the term Japanese Prime Rate shall be determined disregarding clause (ii) of the definition of such term and (y) the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“Joint Lead Arrangers”: JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC and Truist Securities, Inc., each in its capacity as a Joint Lead Arranger under this Agreement.

“Judgment Currency”: as defined in Section 2.24(b).

“Lenders”: as defined in the preamble hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by a Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, any Guarantee Agreement, the Notes, any related fee letter, each Joinder Agreement, any Increased Revolving Commitment Activation Notice and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document (including, for avoidance of doubt, any Subsidiary Borrower).

“Margin Stock”: as defined in Regulation U.

“Material Acquisition”: any acquisition of assets or capital stock or series of related acquisitions of assets or capital stock involving the payment of consideration by the Group Members in an amount in excess of 10% of Consolidated Total Assets (with Consolidated Total Assets measured as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.1); provided that the Acquisition shall be deemed a Material Acquisition.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Disposition”: any Disposition of assets or capital stock or series of related Dispositions of assets or capital stock that yields gross proceeds to the Group Members in excess of 10% of Consolidated Total Assets (with Consolidated Total Assets measured as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.1).

“Multicurrency Loans”: as defined in Section 2.4(c).

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender”: as defined in Section 2.10(b).

“New Lender Supplement”: as defined in Section 2.10(b).

“Non-U.S. Lender”: any Lender that is not a U.S. Person.

“Notes”: the collective reference to any promissory note evidencing Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower and any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower and any Subsidiary Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees, charges and disbursements of outside counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower and any Subsidiary Borrower pursuant hereto) or otherwise.

“Original Closing Date”: October 14, 2011.

“Other Connection Taxes”: with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to either Section 2.21 or Section 2.22).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”: as defined in Section 10.6(c)(i).

“Participant Register”: as defined in Section 10.6(c)(i).

“Participating Member State”: any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment”: has the meaning assigned to it in Section 8.11(b)(i).

“Payment Notice”: has the meaning assigned to it in Section 8.11(b)(ii).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any “employee benefit plan,” as defined in Section 3(3) of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 10.6(f)(iv).

“Pounds Sterling”: the lawful currency of the United Kingdom.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.20.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days prior to such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body”: (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB, or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate”: (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, as applicable or (iv) with respect to any Borrowing denominated in Sterling or Dollars (that is not a Term Benchmark Borrowing denominated in Dollars), the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate”: (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, or (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, as applicable, as applicable.

“Refunded Swingline Loans”: as defined in Section 2.7(b).

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than any events as to which the thirty day notice period is waived.

“Required Lenders”: at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Revolving Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date”: as defined in Section 2.25(a).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, senior vice president or vice president of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

“Revolving Borrowing”: Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Revolving Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Revolving Lenders to make Revolving Loans hereunder.

“Revolving Commitment”: as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans (including Multicurrency Loans) and participate in Swingline Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Revolving Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments as of the Sixth Amendment Effective Date is $850,000,000.

“Revolving Commitment Period”: the period from and including the Fifth Amendment and Restatement Effectiveness Date to the Business Day prior to the Termination and Revolving Loan Maturity Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the aggregate principal amount of all Revolving Loans (or the Dollar Equivalent thereof in the case of Multicurrency Loans) held by such Revolving Lender then outstanding.

“Revolving Facility”: the Revolving Commitments and the Revolving Loans made hereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds a Revolving Loan.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Revolving Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments; provided that in the case of Section 2.26 when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“RFR”: for any RFR Loan denominated in (a) Sterling, SONIA, and (b) Dollars, Daily Simple SOFR.

“RFR Borrowing”: as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day”: for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day”: has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Sanctioned Territory”: at any time, a country or territory with which dealings are broadly prohibited by any countrywide or territory-wide Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, any Person (a) listed in any Sanctions-related list of designated Persons subject to Sanctions, (b) located, organized or resident in any Sanctioned Territory or (c) otherwise the subject of any Sanctions, including as a result of being owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or Canada.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous United States federal Governmental Authority.

“Significant Subsidiary”: at any time, a Domestic Subsidiary of the Borrower that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC; provided that at no time may Domestic Subsidiaries of the Borrower that are not Significant Subsidiaries hold, in the aggregate, more than 20% of (a) the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year or the Borrower or (b) the income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year of the Borrower from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles; provided, further, that the Borrower may, by delivering written notice to the Administrative Agent, designate any Domestic Subsidiary as a Significant Subsidiary for the purpose of complying with the foregoing proviso.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Sixth Amendment Agreement”: that certain Sixth Amendment Agreement, dated as of the Sixth Amendment Agreement Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date”: February 13, 2024.

“Sixth Amendment Closing Date”: has the meaning specified in the Sixth Amendment Agreement.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day”: has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: when used with respect to any Person and its Subsidiaries on a consolidated basis, means that, as of any date of determination, (a) the ~~amount of the “present fair saleable value” of the~~Fair Value and Present Fair Salable Value of the assets of such Person and its Subsidiaries taken as a whole will, as of such date, exceed the amount of ~~all “~~their Stated ~~l~~Liabilities ~~of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person,~~and Identified Contingent Liabilities, (b) such Person and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature and (c) such Person and its Subsidiaries taken as a whole will not have, as of such date, ~~an u~~Unreasonably ~~s~~Small ~~amount of c~~Capital with which to conduct ~~its~~their respective businesses~~, and (d) such Person will be able to pay its debts as they mature~~. For purposes of this definition, (i) “~~debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.~~Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of such Person and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, (ii) “Present Fair Salable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of such Person and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated, (iii) “Stated Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person and its Subsidiaries taken as a whole, as of the applicable date of determination, determined in accordance with GAAP consistently applied, (iv) “Identified Contingent Liabilities” means the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of such Person and its Subsidiaries taken as a whole, as and to the extent identified and explained in terms of their nature and estimated magnitude by responsible officers of such Person, (v) “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature” means for the period from the applicable date of determination through the Termination and Revolving Loan Maturity Date, such Person and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable and (vi) “Do not have Unreasonably Small Capital” means for the period from the applicable date of determination through the Termination and Revolving Loan Maturity Date, such Person and its Subsidiaries taken as a whole is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

“SONIA”: with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator”: the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website”: the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Borrower”: any Subsidiary of the Borrower that becomes a party hereto pursuant to Section 10.1(b)(i) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(b)(ii).

“Subsidiary Borrower Obligations”: the Obligations of any Subsidiary Borrower that are incurred directly by such Subsidiary Borrower and not by the Borrower or any other Subsidiary Borrower.

“Subsidiary Guarantor”: each Subsidiary that enters into a Guarantee Agreement and guarantees the Borrower’s obligations hereunder pursuant to (and to the extent required by) Section 5.9.

“Supported QFC” has the meaning assigned to it in Section 10.20.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”: as to any Swingline Lender if such Swingline Lender in its sole discretion has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment, the amount set forth for such Swingline Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.6(b)(iv).

“Swingline Exposure”: at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Revolving Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans).

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the Lender of Swingline Loans hereunder.

“Swingline Loan”: a Revolving Loan made pursuant to Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7.

“Target”: Ansys, Inc., a Delaware corporation.

“TARGET2”: the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day”: any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate.

“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans denominated in the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Term SOFR Determination Day”: has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate”: with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”:, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination and Revolving Loan Maturity Date”: December 14, 2027, as such date may be extended from time to time with respect to some or all of the Lenders pursuant to Section 2.4(e).

“TIBOR Rate”: with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate”: the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Third Amendment and Restatement Effectiveness Date”: November 28, 2016.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Trade Date”: as defined in Section 10.6(f)(i).

“Transferee”: any Assignee or Participant.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the ABR or the Adjusted Daily Simple RFR.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.20.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United Kingdom”: the United Kingdom of Great Britain and Northern Ireland.

“United States”: the United States of America.

“U.S. Borrower”: any Borrower that is a U.S. Person.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wholly-Owned Subsidiary”: as to any Person, (a) any corporation 100% of whose Capital Stock (other than directors’ qualifying shares) are at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person have 100% of the Capital Stock at such time.

“U.S. Tax Compliance Certificate”: has the meaning assigned to it in Section 2.19.

“Withholding Agent”: the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥”: the lawful currency of Japan.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (x) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof; provided, further, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Fifth Amendment and Restatement Effectiveness Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after the change in GAAP or in the application thereof, then (A) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (B) the Borrower and the Administrative Agent agree to enter into good-faith negotiations in order to amend such provisions of this Agreement so as to reflect equitably such change with the result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change as if such change had not been made), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating and capital leases in a manner consistent with their current treatment under GAAP as in effect on the Third Amendment and Restatement Effectiveness Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

1.3 Currency Conversion.

(a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent as it deems appropriate.

(b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

1.4 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

1.5 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.16(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 [Reserved].

2.2 [Reserved].

2.3 [Reserved] .

2.4 Revolving Commitments .

(a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (together with the Swingline Loans and Multicurrency Loans, “Revolving Loans”) to the Borrower and any Subsidiary Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added (after giving effect to any application of proceeds of such Revolving Loans pursuant to Section 2.6) to such Revolving Lender’s Revolving Percentage of the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower and any Subsidiary Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and any Subsidiary Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12. The Borrower and any Subsidiary Borrower shall repay all outstanding Revolving Loans made to it on the Termination and Revolving Loan Maturity Date.

(c) Subject to the terms and conditions hereof, each Revolving Lender severally agrees, from time to time during the Revolving Commitment Period, to make revolving credit loans denominated in one or more Foreign Currencies (“Multicurrency Loans”) to the Borrower and any Subsidiary Borrower in an aggregate principal amount (based on the Dollar Equivalent of such Multicurrency Loans) at any one time outstanding which, when added (after giving effect to any application of proceeds of such Revolving Loans pursuant to Section 2.7) to such Revolving Lender’s Revolving Percentage of the aggregate principal amount of the Swingline Loans then outstanding, shall not exceed the amount of such Revolving Lender’s Revolving Commitment. The Borrower and any Subsidiary Borrower shall not request and no Revolving Lender shall be required to make any Multicurrency Loan if, after making such Multicurrency Loan the Total Revolving Extensions of Credit shall exceed the Total Revolving Commitments then in effect. During the Revolving Commitment Period, the Borrower and any Subsidiary Borrower may borrow, prepay and reborrow Multicurrency Loans, in whole or in part, all in accordance with the terms and conditions hereof. All Multicurrency Loans shall be Term Benchmark Loans or RFR Loans.

(d) Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each such domestic or foreign branch or Affiliate of such Lender shall be subject to the requirements of Sections 2.18, 2.19 and 2.21 to the same extent as if it were a Lender and no such domestic or foreign branch or Affiliate of a Lender shall be entitled to the benefits of Section 2.19.

(e) The Termination and Revolving Loan Maturity Date with respect to the Commitments and the Loans may be extended once annually, in the manner set forth in this Section 2.4(e), for a period of one year measured from the latest Termination and Revolving Loan Maturity Date then in effect. If the Borrower wishes to request an extension of the Termination and Revolving Loan Maturity Date, it shall give notice to that effect to the Administrative Agent at any time and from time to time after the first anniversary of the Fifth Amendment and Restatement Effectiveness Date and not less than 30 days prior to the Termination and Revolving Loan Maturity Date then in effect (provided that the Borrower may not make more than one such request in any one year). The Administrative Agent shall promptly notify each Lender of receipt of such request. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Borrower and the Administrative Agent within 10 days of receipt of such request. Subject to the execution by the Borrower, the Administrative Agent and such Lender of a duly completed Extension Agreement, the Termination and Revolving Loan Maturity Date applicable to the Commitment and the Loans of each Lender so affirmatively notifying the Borrower and the Administrative Agent shall be extended for a period of one year from the latest Termination and Revolving Loan Maturity Date then in effect; provided that (x) no Termination and Revolving Loan Maturity Date of any Lender shall be extended unless Lenders having at least 50% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments, (y) on the date of any such extension of the Termination and Revolving Loan Maturity Date, each of the representations and warranties made by any Loan Party in the Loan Documents or any notice or certificate delivered in connection therewith shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date and (z) no Termination and Revolving Loan Maturity Date of any Lender shall be extended if a Default or Event of Default shall have occurred and be continuing. Any Lender which does not give such notice to the Borrower and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on the then-scheduled Termination and Revolving Loan Maturity Date (determined without giving effect to such requested extension).

2.5 Procedure for Revolving Loan Borrowing.

(a) The Borrower and any Subsidiary Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower and such Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 11:00 A.M., New York City time, three Business Days prior to the requested Revolving Borrowing Date, in the case of Term Benchmark Loans, (ii) prior to 12:00 Noon, New York City time, on the same Business Day as the requested Revolving Borrowing Date, in the case of ABR Loans or (iii) prior to 11:00 a.m., New York City time, five Business Days prior to the requested Revolving Borrowing Date, in the case of RFR Loans denominated in Dollars), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Revolving Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower or the relevant Subsidiary Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower or the relevant Subsidiary Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Revolving Borrowing Date requested by the Borrower or the relevant Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(b) The Borrower and any Subsidiary Borrower may borrow Multicurrency Loans during the Revolving Commitment Period on any Business Day, provided that the Borrower and such Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 12:00 P.M., New York City time, four Business Days prior to the requested Revolving Borrowing Date, in the case of Multicurrency Loans denominated in Yen, (ii) prior to 12:00 P.M., New York City time, three Business Days prior to the requested Revolving Borrowing Date, in the case of Multicurrency Loans denominated in Euro and (iii) prior to 11:00 A.M., New York City time, five Business Days prior to the requested Revolving Borrowing Date, in the case of Multicurrency Loans denominated in Sterling), specifying (i) the requested Revolving Borrowing Date, (ii) the respective amounts of each Multicurrency Loan in each Foreign Currency and (iii) the respective lengths of the initial Interest Period therefor. Each Multicurrency Loan shall be in an amount equal to (x) in the case of Multicurrency Loans denominated in Euros, €1,000,000 or a whole multiple of €100,000 in excess thereof, (y) in the case of Multicurrency Loans denominated in Yen, ¥100,000,000 or a whole multiple of ¥10,000,000 in excess thereof and (z) in the case of any other Foreign Currency, such amount as shall have been agreed by the Borrower and approved by the Administrative Agent and the Revolving Lenders. Upon receipt of any such notice from the Borrower or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower or the relevant Subsidiary Borrower at the Funding Office prior to 12:00 Noon, London time, in each case, on the Revolving Borrowing Date requested by the Borrower or such Subsidiary Borrower in funds immediately available in the relevant Foreign Currency to the

Administrative Agent. Such borrowing will then be made available to the Borrower or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent or by wire transfer of such amounts to an account designated in writing by the Borrower or such Subsidiary Borrower to the Administrative Agent in connection with the relevant borrowing.

(c) Outstanding Revolving Loans and Revolving Commitments on the Fifth Amendment and Restatement Effectiveness Date. All Revolving Loans, if any, outstanding under the Existing Credit Agreement on the Fifth Amendment and Restatement Effectiveness Date shall remain outstanding as Revolving Loans under this Agreement until otherwise repaid or prepaid in accordance with the terms hereof. Any Revolving Lender under the Existing Credit Agreement which does not consent to the amendment and restatement thereof on the Fifth Amendment and Restatement Effectiveness Date shall be replaced in accordance with Section 2.22. All of the outstanding Revolving Loans and Revolving Commitments of such non-consenting Revolving Lenders shall be deemed assigned on the Fifth Amendment and Restatement Effectiveness Date, in accordance with Section 2.22 (but without the need for the execution of any Assignment and Assumptions), on a ratable basis to the Lenders party hereto on the Fifth Amendment and Restatement Effectiveness Date in such proportions as may be necessary such that after giving effect thereto, the outstanding Revolving Loans and Revolving Commitments of all Revolving Lenders are consistent with their respective pro rata shares of their Revolving Commitment set forth in Schedule 1.1A hereto (but in any event not exceeding the respective Revolving Commitments). All of the Revolving Commitments of the Lenders shall be deemed assigned among each other Lenders to the extent necessary to effect the allocations of their pro rata shares of their Revolving Commitment set forth in Schedule 1.1A hereto (but in any event not exceeding the respective Revolving Commitments). On the Fifth Amendment and Restatement Effectiveness Date, (i) Borrower shall pay to the Administrative Agent, for the respective accounts of the Lenders, an amount equal to the sum of all accrued, but theretofore unpaid, fees and interest payable hereunder up to the Fifth Amendment and Restatement Effectiveness Date, and the Administrative Agent shall remit the funds so received to the applicable Lenders, and (ii) each Revolving Lender receiving an assignment pursuant to this Section 2.5(c) shall pay to the Administrative Agent, for the respective accounts of the assigning Revolving Lenders an amount equal to the principal amount of the Revolving Loans assigned to it pursuant to this Section 2.5(c) and the Administrative Agent shall remit the funds so received to such assigning Revolving Lenders. The Administrative Agent hereby waives its right to receive any assignment fee specified in Section 10.6 and each Lender (other than any non-consenting Revolving Lender) hereby waives its rights to receive any payments pursuant to Section 2.20 which may result from any assignments or payments pursuant to this Section 2.5(c).

2.6 Swingline Commitment.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its discretion, make a portion of the credit otherwise available to the Borrower and any Subsidiary Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans in Dollars (“Swingline Loans”) to the Borrower and any Subsidiary Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect), (ii) the Borrower and any Subsidiary Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, (iii) the sum of (x) the Swingline Exposure of such Swingline Lender (in its capacity as a Swingline Lender and a Revolving Lender) and (y) the aggregate principal amount of outstanding

Revolving Loans made by such Swingline Lender (in its capacity as a Revolving Lender) shall not exceed its Revolving Commitment then in effect and (iv) Swingline Loans shall be available only in Dollars. During the Revolving Commitment Period, the Borrower and any Subsidiary Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

(b) The Borrower shall repay, or cause any Subsidiary Borrower to repay, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Termination and Revolving Loan Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay, or cause any Subsidiary Borrower to repay, all Swingline Loans then outstanding.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower or relevant Subsidiary Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Revolving Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Revolving Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. If the Swingline Lender determines that it will make such Swingline Loan, it shall, not later than 3:00 P.M., New York City time, on the Revolving Borrowing Date specified in a notice in respect of Swingline Loans, make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower or relevant Subsidiary Borrower on such Revolving Borrowing Date by depositing such proceeds in the account of the Borrower or relevant Subsidiary Borrower with the Administrative Agent on such Revolving Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower or relevant Subsidiary Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower or relevant Subsidiary Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s or relevant Subsidiary Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 7.1(f) shall have occurred and be continuing with respect to the Borrower or any Subsidiary Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Revolving Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Revolving Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower or any Subsidiary Borrower may have against the Swingline Lender, the Borrower, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Facility Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the “Facility Fee Rate” set forth in the definition of Applicable Margin on the daily amount of the Revolving Commitment of such Revolving Lender (whether used or unused) during the period from and including the Fifth Amendment and Restatement Effectiveness Date to but excluding the date on which such Revolving Commitment terminates (such facility fee, the “Facility Fee”); provided that, if such Revolving Lender continues to have any Revolving Loans after its Revolving Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Revolving Lender’s Revolving Loans from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any Revolving Loans. Facility Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Fifth Amendment and Restatement Effectiveness Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments;

provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further, that in the case of termination of Revolving Commitments, a notice of termination may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or other transaction, in which case such notice of termination may be revoked by the Borrower. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.10 Additional Revolving Commitments .

(a) At any time after the Fifth Amendment and Restatement Effectiveness Date and prior to the Termination and Revolving Loan Maturity Date, the Borrower and any one or more Lenders (including New Lenders) may agree that such Lender(s) shall make, obtain or increase the amount of their Revolving Commitments by executing and delivering to the Administrative Agent an Increased Revolving Commitment Activation Notice specifying the amount of such increase and the applicable Increased Revolving Commitment Closing Date (which may be no later than the Termination and Revolving Loan Maturity Date). Notwithstanding the foregoing, (i) the aggregate amount of incremental Revolving Commitments obtained pursuant to this Section 2.10(a) shall not exceed (x) $150,000,000 (ii) incremental Revolving Commitments may not be made, obtained or increased after the occurrence and during the continuation of a Default or Event of Default, including after giving effect to the incremental Revolving Commitments in question, (iii) as of the effective date of any incremental Revolving Commitments, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date, and (iv) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $50,000,000. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(b) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with an increase described in Section 2.10(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E-1, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement; provided that a New Lender shall not be a Disqualified Lender.

(c) On each Increased Revolving Commitment Closing Date on which there are Revolving Loans outstanding, the New Lender(s) and/or Lender(s) that have increased their Revolving Commitments shall make Revolving Loans, the proceeds of which will be used to prepay the Revolving Loans of other Lenders, so that, after giving effect thereto, the resulting Revolving Loans outstanding are allocated among the Lenders in accordance with Section 2.17(a) based on the respective Revolving Percentages of the Lenders after giving effect to such Increased Revolving Commitment Closing Date.

2.11 Prepayments.

(a) The Borrower may at any time and from time to time prepay (or cause any Subsidiary Borrower to prepay) any Loans (other than Multicurrency Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay (or cause any Subsidiary Borrower to pay) any amounts owing pursuant to Section 2.20; provided, further, that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or other transaction, in which case such notice of prepayment may be revoked by the Borrower. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b) The Borrower may at any time and from time to time prepay (or cause any Subsidiary Borrower to prepay) Multicurrency Loans, in whole or in part, without premium or penalty, upon irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 12:00 P.M., New York City time, four Business Days prior to thereto, in the case of Multicurrency Loans denominated in Yen, (ii) prior to 12:00 P.M., New York City time, three Business Days prior thereto, in the case of Multicurrency Loans denominated in Euro and (iii) prior to 11:00 A.M., New York City time, five Business Days prior thereto, in the case of Multicurrency Loans denominated in Sterling) specifying the date and amount of prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or other transaction, in which case such notice of prepayment may be revoked by the Borrower. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.20 and accrued interest to such date on the amount prepaid. Partial prepayments of Multicurrency Loans shall be in a minimum principal amount of (x) €1,000,000 or a whole multiple or €100,000 in excess thereof, in the case of Multicurrency Loans denominated in Euros, (y) ¥100,000,000 or a whole multiple or ¥10,000,000 in excess thereof, in the case of Multicurrency Loans denominated in Yen and (z) in the case of any other Foreign Currency, such amount as shall have been agreed by the Borrower and approved by the Administrative Agent and the relevant Lenders.

(c) If, on any Calculation Date, the Total Revolving Extensions of Credit exceed the Total Revolving Commitments, the Borrower shall, without notice or demand, immediately repay (or cause any Subsidiary Borrower to pay) such of the outstanding Revolving Loans in an aggregate principal amount such that, after giving effect thereto, the Total Revolving Extensions of Credit do not exceed the Total

Revolving Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.20 in connection therewith. The Borrower may, in lieu of prepaying Multicurrency Loans in order to comply with this paragraph, deposit amounts in the relevant Foreign Currencies in a Cash Collateral Account, for the benefit of the Revolving Lenders, equal to the aggregate principal amount of Multicurrency Loans required to be prepaid. To the extent that after giving effect to any prepayment of Revolving Loans required by this paragraph, the Total Revolving Extensions of Credit at such time exceed the Total Revolving Commitments at such time, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account, for the benefit of the Revolving Lenders, upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in any Cash Collateral Account (to the extent thereof) to repay Multicurrency Loans at the end of the Interest Periods therefor; provided that, (x) the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in any Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Borrower to be in compliance with this Section 2.11(c) and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. “Cash Collateral Account” means an account specifically established by the Borrower with the Administrative Agent for purposes of this Section 2.11(c) and hereby pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.11(c).

2.12 Conversion and Continuation Options.

(a) The Borrower and any Subsidiary Borrower may elect from time to time to convert Term Benchmark Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower and any Subsidiary Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans denominated in Dollars by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders in have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower or relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Loans, provided that no Term Benchmark Loan denominated in Dollars may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower or relevant Subsidiary Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans denominated in Dollars shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and, if the Borrower or relevant Subsidiary Borrower shall fail to give such notice of continuation of a Multicurrency Loan, such Multicurrency Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Term Benchmark Tranches shall be outstanding at any one time.

2.14 Interest Rates; Payment Dates.

(a) The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Revolving Loan, at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Each Revolving Loan that is an ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.

(d) Each Swingline Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(e) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to, (y) the rate then applicable to Revolving Loans that are ABR Loans plus 2% (unless such overdue amount is denominated in a Foreign Currency, in which case such overdue amount shall bear interest of a rate per annum equal to the highest rate then applicable under this Agreement to Multicurrency Loans denominated in such Foreign Currency plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a year of three hundred and sixty (360) days, and the actual days elapsed (except with respect to Loans computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBOR Rate which shall be calculated on the basis of a year of three hundred and sixty-five (365) days and the actual days elapsed), except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower, the Subsidiary Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower, the Subsidiary Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower and any Subsidiary Borrower, deliver to the Borrower and any Subsidiary Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate.

(a) Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.16:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request or a new borrowing request, (A) for Loans denominated in Dollars, (1) any interest election request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any borrowing request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an interest election request or borrowing request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.16(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.16(a)(i) or (ii) above and (2) any borrowing request that requests an RFR Borrowing shall instead be deemed to be a borrowing request, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any interest election request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any borrowing request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such request affect only one Type of borrowings, then the other Type of borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.16(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan,, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request or new borrowing request, (A) for Loans denominated in dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not also the subject of Section 2.16(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for dollar Borrowings also is the subject of Section 2.16(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines(which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.16, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition

Event or (y) an ABR Loan if Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

2.17 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower and any Subsidiary Borrower from the Lenders hereunder, each payment by the Borrower on account of any Facility Fee and any reduction of any Commitments of the Lenders shall be made pro rata according to the Revolving Percentages, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower and any Subsidiary Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(c) All payments (including prepayments) to be made by the Borrower or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds (or, in the case of principal or interest relating to Multicurrency Loans, prior to 11:00 A.M., London time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at its Funding Office, in the relevant Foreign Currency and in immediately available funds). The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 8.7. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower and any Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Revolving Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, (i) in the case of amounts denominated in Dollars, such amount with interest thereon, at a rate equal to the greater of (X) the NYFRB Rate and (Y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Revolving Borrowing Date, or the Fifth Amendment and Restatement Effectiveness Date, as applicable, the Administrative Agent shall also be entitled to recover (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower and any Subsidiary Borrower or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the Borrower and any Subsidiary Borrower. Nothing in this paragraph shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower and any Subsidiary Borrower may have against any Lender as a result of any default by such Lender hereunder.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower or relevant Subsidiary Borrower prior to the date of any payment due to be made by the Borrower or relevant Subsidiary Borrower hereunder that the Borrower or relevant Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower or relevant Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower or relevant Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average NYFRB Rate and (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or relevant Subsidiary Borrower.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.7(b), 2.7(c), 2.17(d), 2.17(e), 2.19(d) or Section 8.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Swingline Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18 Requirements of Law .

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Original Closing Date:

(i) shall subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any Term Benchmark Loan or RFR Loan;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate or Adjusted TIBOR Rate, Adjusted Daily Simple RFR; or

(iii) shall impose on such Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans or RFR Loans made by such Lender;

(iv) and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or RFR Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower or relevant Subsidiary Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower or relevant Subsidiary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, which notice shall include, if available, details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Borrower or relevant Subsidiary Borrower within 120 days after such Lender becomes aware of such fact; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 120-day period shall be extended to include the period of such retroactive effect.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the Original Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (such request shall include, if available, details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Borrower within 120 days after it becomes aware of such fact), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Multicurrency Loan in such Foreign Currency, and such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written notice requesting compensation under this paragraph (such notice shall include, if available, details reasonably sufficient to establish the basis for such compensation payable and shall be submitted to the Borrower within 120 days after it becomes aware of such fact), the Borrower will pay (or cause any Subsidiary Borrower to pay) to such Lender on each Interest Payment Date with respect to each affected Multicurrency Loan an amount that will compensate such Lender for such additional cost.

(d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted, issued or implemented.

(f) Notwithstanding any other provision of this Agreement, if, (i) (A) the adoption of any law, rule or regulation after the Original Closing Date, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Original Closing Date or (C) compliance by any Revolving Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Closing Date, shall make it unlawful for any such Revolving Lender to make or maintain any Multicurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Multicurrency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.18) which would make it impracticable for the Required Lenders to make or maintain Multicurrency Loans denominated in the relevant currency after the Original Closing Date to, or for the account of, the Borrower, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Revolving Lender or Revolving Lenders may declare that Multicurrency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Revolving Lender or Revolving Lenders hereunder (or be continued for additional Interest Periods), whereupon any request for a Multicurrency Loan (in the affected currency or currencies) or to continue a Multicurrency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period shall, as to such Revolving Lender or Revolving Lenders only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

(ii) such Revolving Lender may require that all outstanding Multicurrency Loans (in the affected currency or currencies), made by it be converted to ABR Loans or Loans denominated in Dollars, as the case may be (unless repaid by the Borrower), in which event all such Multicurrency Loans (in the affected currency or currencies) shall be converted to ABR Loans or Revolving Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion or, at the option of the Borrower, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

In the event any Revolving Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the converted Multicurrency Loans of such Revolving Lender shall instead be applied to repay the ABR Loans or Revolving Loans denominated in Dollars, as the case may be, made by such Revolving Lender resulting from such conversion.

(g) For purposes of Section 2.18(f), a notice to the Borrower by any Revolving Lender shall be effective as to each Multicurrency Loan made by such Revolving Lender, if lawful, on the last day of the Interest Period currently applicable to such Multicurrency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Borrower.

The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes.

(a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower. The Borrower shall indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.19(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)

in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)

in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)

to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all letters of credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.20 Indemnity. The Borrower and each of the Subsidiary Borrowers agree to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower or any Subsidiary Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower or any Subsidiary Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower or any Subsidiary Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower or relevant Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Term SOFR Loans or conversion of a Term Benchmark Loan on a day that is not the last day of an Interest Period with respect thereto or (d) assignment of a Term Benchmark Loan on a day that is not the last day of an Interest Period as a result of the request of the Borrower pursuant to Section 2.22. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or Section 2.19 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts to designate another lending office or to assign its rights an obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or Section 2.19, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19, (b) becomes a Defaulting Lender or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) if applicable, prior to any such replacement, such Lender shall not have taken actions under Section 2.21 sufficient to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Term SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this Section 2.22 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

2.23 Release of Subsidiary Guarantor. In the event that all of the Capital Stock held by the Borrower or its Subsidiaries in any Subsidiary Guarantor is sold or otherwise Disposed of or dissolved or liquidated in compliance with the requirements of this Agreement (or such sale, other Disposition, dissolution or liquidation has been approved by the Required Lenders) or such Subsidiary Guarantor is released pursuant to Section 5.9, such Subsidiary Guarantor shall, without further action, automatically be released from its obligations under the Guarantee Agreement and such obligations, as to such Subsidiary Guarantor, shall terminate and have no further force or effect (it being understood and agreed that the sale of Capital Stock in one or more Persons that own, directly or indirectly, all of such Capital Stock in any Subsidiary Guarantor shall be deemed to be a sale of such Capital Stock in such Subsidiary Guarantor for the purposes of this Section 2.23).

2.24 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower and any Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower and each Subsidiary Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower and each Subsidiary Borrower contained in this Section 2.24 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

2.25 Foreign Currency Exchange Rate.

(a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency, provided that, upon receipt of a borrowing request pursuant to Section 2.5(b), the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.4 with respect to such borrowing request). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Sections 2.18(f) and 2.24 and any other provision requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

(b) No later than 5:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the relevant Multicurrency Loans then outstanding (after giving effect to any Multicurrency Loans to be made or repaid on such date).

(c) The Administrative Agent shall promptly notify the Borrower of each determination of an Exchange Rate hereunder.

2.26 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.8(a);

(b) the Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, any Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) unless a Default or Event of Default shall have occurred and be continuing on such date or would result therefrom, all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Exposure does not exceed the Total Revolving Commitments of all non-Defaulting Lenders;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent prepay such Swingline Exposure;

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders, and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.26(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Revolving Lender shall occur following the Fifth Amendment and Restatement Effectiveness Date and for so long as such event shall continue or (ii) the Swingline Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, unless the Swingline Lender shall have entered into arrangements with the Borrower or such Revolving Lender, satisfactory to the Swingline Lender, to defease any risk to it in respect of such Revolving Lender hereunder.

In the event that the Administrative Agent and the Borrower and the Swingline Lender each agrees that a Revolving Lender that is a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Revolving Percentage.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its Subsidiaries as of October 31, 2023, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

3.2 No Change. Since October 31, 2023, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be likely to have a Material Adverse Effect and (d) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, in the aggregate, be likely to have a Material Adverse Effect.

3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except, in each case, consents, authorizations, filings, notices or other acts which have been obtained, made or taken or waived and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and public policy limiting exculpation, indemnification or contribution.

3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member (except where such violation of any such Requirement of Law or Contractual Obligation would not, individually or in the aggregate, be likely to have a Material Adverse Effect) and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that, after giving effect to any applicable insurance, would be likely to have a Material Adverse Effect.

3.7 No Default. No Default or Event of Default has occurred and is continuing.

3.8 Ownership of Property; Liens. Each of Borrower and its Significant Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except where failure to have such title or valid leasehold interest would not be likely to have a Material Adverse Effect and except for Liens permitted by Section 6.3, and none of such property is subject to any Lien except as permitted by Section 6.3.

3.9 Intellectual Property. Each Group Member owns or is licensed or has other rights to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that such failure to own or license to use, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of any Group Member, as currently conducted, does not infringe upon or violate any Intellectual Property rights of any other Person, except for such infringements and violations that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and no claim against any Group Member alleging such infringement or violation is pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

3.10 Taxes. The Borrower and its material Subsidiaries have filed all federal, state and other Tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used in a manner which violates Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. None of the Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

3.12 Labor Matters. As of the Fifth Amendment and Restatement Effectiveness Date, except as, in the aggregate, would not be likely to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

3.13 ERISA. Neither a Reportable Event nor a failure to meet the applicable minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, each Plan has complied with the applicable provisions of ERISA and the Code. No administrator of a Single Employer Plan has filed a notice of intent to terminate such Single Employer Plan under Section 4041 of ERISA and the PBGC has not instituted proceedings under Section 4042 of ERISA to terminate, or appoint a trustee to administer, any Single Employer Plan, and no Lien in favor of the PBGC or any Single Employer Plan has arisen, during such five-year period. There has been no determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) and the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount. Neither any Group Member nor any Commonly Controlled Entity has had a withdrawal from a Single Employer Plan or a complete or partial withdrawal from any Multiemployer Plan, in either case that has resulted or would likely result in a material liability to any Group Member under ERISA, and neither any Group Member nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any such Group Member or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan has been terminated or is Insolvent, and neither any Group Member nor any Commonly Controlled Entity has received notice of a determination that any Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of ERISA).

3.14 Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.15 Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes, including, but not limited to, acquisitions and repurchases by the Borrower of its common stock.

3.16 Environmental Matters. The Borrower and each Subsidiary has complied with all applicable Environmental Laws, except to the extent that the failure to so comply would not be likely to have a Material Adverse Effect. The Borrower’s and the Subsidiaries’ facilities do not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under any Environmental Law, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except for violations that would not likely have a Material Adverse Effect. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it or its Subsidiaries, that would be likely to have a Material Adverse Effect.

3.17 Accuracy of Information, etc.

(a) As of the Sixth Amendment Effective Date, no written information (other than (x) Projections (as defined below), (y) forward-looking information and (z) information of a general economic or general industry nature) contained in this Agreement, any other Loan Document, the marketing materials or any other document or certificate furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole (and as modified or supplemented prior to the Fifth Amendment and Restatement Effectiveness Date by other information so furnished (or, in the case of the marketing materials, as of the date when furnished, and in the case of financial statements contained in the marketing materials, as of the date such financial statements were filed with the SEC)) and together with the reports of the Borrower filed with the SEC, contained as of the date such statement, information, document or certificate was so furnished, any material misstatement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. All financial projections and pro forma financial information concerning the Borrower and its Subsidiaries (the “Projections”) contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that Projections as they relate to future events are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and/or its Subsidiaries and not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein by a material amount and that the Borrower makes no representation as to whether the projected results will be achieved.

(b) As of the Fifth Amendment and Restatement Effectiveness Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fifth Amendment and Restatement Effectiveness Date to any Lender in connection with this Agreement is true and correct in all respects.

3.18 Solvency. Each Loan Party is, on the Fifth Amendment and Restatement Effectiveness Date, after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, and will continue to be, Solvent.

3.19 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers or employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors and officers, and to the knowledge of the

Borrower, their respective employees and agents (to the extent acting on behalf of the Borrower or its Subsidiaries) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary, or to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction by the Borrower, its Subsidiaries, or their respective directors and officers, and to the knowledge of the Borrower, their respective employees and agents (to the extent acting on behalf of the Borrower or its Subsidiaries), as contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

3.20 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness of Fifth Amendment and Restatement. The effectiveness of the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement is subject to the satisfaction of the following conditions precedent on the Fifth Amendment and Restatement Effectiveness Date:

(a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower, each Person listed on Schedule 1.1A and the Required Lenders (determined based on the Loans and Commitments under the Existing Credit Agreement, not giving effect to the amendment and restatement thereof pursuant to this Agreement), each Revolving Lender.

(b) Fees. The Lenders, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Joint Lead Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of outside legal counsel), no later than the Fifth Amendment and Restatement Effectiveness Date.

(c) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Cooley LLP, counsel to the Borrower. Such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(d) Approvals. All governmental and third party approvals relating to the Loan Parties reasonably necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

(e) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated on or before the Fifth Amendment and Restatement Effectiveness Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(f) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment and Restatement Effectiveness Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

(g) No Default. No Default or Event of Default shall have occurred and be continuing on such date.

(h) Patriot Act; Beneficial Ownership. The Administrative Agent shall have received, (i) at least five days prior to the Fifth Amendment and Restatement Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Fifth Amendment and Restatement Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Fifth Amendment and Restatement Effectiveness Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Fifth Amendment and Restatement Effectiveness Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (other than the representations and warranties set forth in Section 3.2 and Section 3.6) shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that any representation and warranty that is qualified by materiality shall be true and correct in all respects on and as of such respective dates (after giving effect to such qualification).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Other Documents. In the case of any extension of credit made on an Increased Revolving Commitment Closing Date, the Administrative Agent shall have received such customary documents and information as it may reasonably request.

(d) Extensions of Credit to a Subsidiary Borrower. The representations and warranties contained in Section 3.3, 3.4 and 3.5 as to any Subsidiary Borrower to which a Revolving Extension of Credit is to be made shall be true and correct in all material respects on and as of the date of such Borrowing.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to the extent applicable to:

5.1 Financial Statements . Furnish to the Administrative Agent and each Lender: within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing without a “going concern” or like qualification or exception (other than any qualification solely as a result of an impending debt maturity under this Agreement occurring within one year of the date of such report or opinion); and

(b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein and subject to normal year-end audit adjustments and the absence of footnotes with respect to the financial statements delivered pursuant to Section 5.1(b)) consistently throughout the periods reflected therein and with prior periods. Documents required to be furnished pursuant to this Section 5.1 and Section 5.2 below (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.synopsys.com or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or public third-party website or whether sponsored by the Administrative Agent (including the website of the SEC at http://www.sec.gov)); provided that (x) in each case, other than with respect to regular periodic reporting, the Borrower shall notify the Administrative Agent of the posting of any such documents and (y) in the case of documents required to be furnished pursuant to Section 5.2, at the request of the Administrative Agent, the Borrower shall furnish to the Administrative Agent a hard copy of such document. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of Section 5.2(c), to the relevant Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a certificate of a Responsible Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.1 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(b) within 10 days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within 10 days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC, except, in each case, to the extent such financial statements or reports have already been provided pursuant to Section 5.1; and

(c) reasonably promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Any information required to be furnished pursuant to Section 5.2 shall be deemed to have been furnished if the Borrower shall have made such materials available to the Administrative Agent, including by electronic transmission, within the time periods specified therefor and pursuant to procedures approved by the Administrative Agent, or by filing such materials by electronic transmission with the Securities and Exchange Commission.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, taxes, assessments and governmental charges and claims that by law might create liens, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where the failure to so pay, discharge or otherwise satisfy such obligations would not, in the aggregate, be likely to have a Material Adverse Effect.

5.4 Maintenance of Existence; Compliance (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do would not be likely to have a Material Adverse Effect; (b) comply with all Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be likely to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

5.5 Maintenance of Property; Insurance. (a) Keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same business.

5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material financial transactions in relation to its business and (b) permit representatives of any Lender to visit and inspect any of its properties and upon the reasonable request of the Administrative Agent or a Lender, examine (and, at the expense of the Lenders, photocopy extracts from) any of its books or other corporate records at any reasonable time upon reasonable prior notice (but no more than once annually if no Event of Default shall exist) during normal business hours and at any reasonable time upon reasonable prior notice, to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with their independent certified public accountants. Notwithstanding the foregoing, the Borrower shall not be required to disclose or discuss, or permit the inspection, examination or making of photocopy extracts of, any document, book, record or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, such Lender or their representatives is then prohibited by applicable law or any agreement binding on Borrower or (iii) is protected from disclosure by the attorney-client privilege or the attorney work product privilege.

5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that if adversely determined, would be likely to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that, after giving effect to any applicable insurance, would be likely to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof that would be likely to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan, any withdrawal from any Plan or Multiemployer Plan, the termination of any Plan or Multiemployer Plan, or the Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to (x) the withdrawal from or termination of any Plan or Multiemployer Plan, or (y) the Insolvency of any Multiemployer Plan; and

(e) any development or event that has had or would be likely to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8 Environmental Laws. Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case as would not be likely to have a Material Adverse Effect.

5.9 New Subsidiary Guarantor. Cause any Subsidiary to become a Subsidiary Guarantor and execute and deliver to the Administrative Agent a Guarantee Agreement under this Agreement if such Subsidiary guarantees (and only during such time such Subsidiary guarantees) any debt of the Borrower incurred in connection with a Capital Markets Transaction; provided that any Guarantee Agreement or guarantee provided by such Subsidiary pursuant to this Section 5.9 shall be automatically terminated (and such Subsidiary shall be automatically released from such guarantee and any obligations thereunder) upon the termination or release of the guarantee by such Subsidiary of any debt of the Borrower incurred in connection with a Capital Markets Transaction, without further action by such Subsidiary, the Borrower, any Lender or the Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder that:

6.1 Financial Condition Covenant. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed the ratio set forth below for the applicable fiscal quarter in which such four consecutive fiscal quarter period ends (such ratio for any such fiscal quarter, the applicable “Financial Covenant Threshold”).

Fiscal quarter	Ratio

First fiscal quarter of the Borrower ending on or after the Sixth Amendment Closing Date	5.50:1.00

First full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date (or, if the Sixth Amendment Closing Date is a fiscal quarter end of the Borrower, the second full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date)	5.00:1.00

Second full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date (or, if the Sixth Amendment Closing Date is a fiscal quarter end of the Borrower, the third full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date)	4.75:1.00

Third full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date (or, if the Sixth Amendment Closing Date is a fiscal quarter end of the Borrower, the fourth full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date)	4.50:1.00

Fourth full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date (or, if the Sixth Amendment Closing Date is a fiscal quarter end of the Borrower, the fifth full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date)	4.00:1.00

Fifth full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date (or, if the Sixth Amendment Closing Date is a fiscal quarter end of the Borrower, the sixth full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date)	3.75:1.00

Sixth full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date (or, if the Sixth Amendment Closing Date is a fiscal quarter end of the Borrower, the seventh full fiscal quarter of the Borrower ending after the Sixth Amendment Closing Date) and thereafter	3.50:1.00

~~. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.25 to~~ Notwithstanding the foregoing, if the applicable Financial Covenant Threshold is 3.50:1.00 ~~or (ii)~~, upon the consummation of a Material Acquisition, the Borrower will not permit the Consolidated Leverage Ratio as at the last day of the period of four consecutive fiscal quarters following such Material Acquisition of the Borrower to exceed ~~3.50~~4.00 to 1.00.

6.2 Subsidiary Indebtedness. The Borrower will not permit any Subsidiary of the Borrower to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

(c) Guarantee Obligations incurred in the ordinary course of business by any Subsidiary of the Borrower of obligations of any other Subsidiary of the Borrower:

(d) Indebtedness outstanding on the Sixth Amendment Effective Date and listed on Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) unsecured Indebtedness ~~(including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g); provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness permitted under clauses (h) and (m) of this Section 6.2, shall not exceed 20% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding;~~of any Subsidiary that is a Loan Party;

(f) Indebtedness of any Person that becomes a Subsidiary; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) after giving pro forma effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing;

(g) Indebtedness arising from Swap Agreements entered into to hedge or mitigate risks to which any Group Member has actual exposure or otherwise entered into for non-speculative purposes;

(h) ~~Indebtedness incurred by any Foreign Subsidiary; provided that the aggregate principal amount of Indebtedness incurred by Foreign Subsidiaries, together with the aggregate principal amount of Indebtedness permitted under clauses (e) and (m) of this Section 6.2, shall not exceed 20% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding;~~[reserved];

(i) Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any guarantees (other than for borrowed money), warranty or contractual service obligations, performance, surety, statutory appeal, bid, prepayment guaranty, payment (other than payment of Indebtedness) or completion of performance guarantees or performance bonds or similar obligations incurred in the ordinary course of business;

(j) Indebtedness in respect of letters of credit, bank guarantees, performance bonds and similar instruments issued to landlords and to customs, import, trade tax and other similar foreign authorities in the ordinary course of business;

(k) Indebtedness consisting of cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements in the ordinary course of business;

(l) Indebtedness representing the financing of insurance premiums in the ordinary course of business; ~~and~~

(m) to the extent constituting Indebtedness, obligations in respect of customary holdbacks, escrow arrangements, earn-out arrangements and purchase price adjustments in connection with any acquisition or disposition not prohibited by this Agreement; and

(n) ~~(m)~~ additional Indebtedness of the Borrower’s Subsidiaries ~~in an aggregate~~; provided that, immediately after giving effect to the incurrence of any such Indebtedness in reliance on this clause (n), the sum of (without duplication): (i) the aggregate outstanding principal amount ~~(for all such Subsidiaries) not to exceed 15~~of all Indebtedness incurred in reliance on this clause (n) plus (ii) the aggregate amount of Indebtedness and other obligations then outstanding secured by Liens incurred in reliance on Section 6.3(v) shall not at any time exceed 12.5% of Consolidated ~~Net Worth (measured based on~~Total Assets (with Consolidated ~~Net Worth for~~Total Assets measured as of the end of the most recently ~~ended period~~completed fiscal quarter for which financial statements ~~are available at the time such Indebtedness is incurred) at any one time outstanding; provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness permitted under clauses (e) and (h) of this Section 6.2, shall not exceed 20% of Consolidated Net Worth (measured based on Consolidated Net Worth for the most recently ended period for which financial statements are available at the time such Indebtedness is incurred) at any one time outstanding.~~have been delivered pursuant to Section 5.1).

6.3 Liens. The Borrower will not, and will not permit, any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, suppliers’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation or regulations or employment laws or to secure other public, statutory or regulatory obligations;

(d) pledges or deposits to secure (i) the performance of bids, trade and commercial contracts (other than for borrowed money), leases, statutory obligations, customs duty, trade tax, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) letters of credit, bank guarantees or similar instruments issued for the account of Borrower or any Subsidiary.

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens incurred by the Borrower or any Subsidiary in existence on the Fifth Amendment and Restatement Effectiveness Date and listed on Schedule 6.3(f), securing Indebtedness of the Borrower or Indebtedness of any Subsidiary permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional property after the Fifth Amendment and Restatement Effectiveness Date and that the amount of Indebtedness secured thereby is not increased;

(g) ~~Liens securing (i) Indebtedness of any Subsidiary of the Borrower incurred pursuant to Section 6.2(e) to finance the acquisition of fixed or capital assets (including real estate transactions) and (ii) Indebtedness of the Borrower incurred to finance the acquisition of fixed or capital assets (including real estate transactions), provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (y) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (z) the amount of Indebtedness secured thereby is not increased;~~[reserved];

(h) any interest or title of a lessor under any lease, license, sublease or sublicense entered into by the Borrower or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(i) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(j) Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of the Borrower or its Subsidiaries relating to such property or assets;

(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents or other securities on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to such institutions with respect to cash management and operating account arrangements;

(l) Liens on insurance proceeds in favor of insurance companies with respect to the financing of premiums;

(m) precautionary filings in respect of true leases;

(n) ~~Liens encumbering property or assets of any Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary permitted under Section 6.2(h)~~[reserved];

(o) Liens arising from judgments in circumstances not constituting an Event of Default under Section 7.1(h);

(p) Liens (i) incurred by the Borrower securing Indebtedness of the type permitted under Section 6.2(g), (i), (j) or (k) or (ii) incurred by any Subsidiary securing Indebtedness permitted under Section 6.2(c), (g), (i), (j) or (k);

(q) Licenses, sublicenses, leases or subleases granted to others in the ordinary course of business; and

(r) Liens in connection with the sale or transfer of any assets in a transaction not prohibited hereunder consisting of customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(s) Liens in the case of any joint venture or minority investment by the Borrower or any Subsidiary in any Person consisting of any put and call arrangements related to its Capital Stock set forth in applicable joint venture’s or other Person’s organizational documents or any related joint venture, shareholders, investor rights or similar agreement;

(t) Liens on earnest money deposits of cash or Cash Equivalents made in connection with any acquisition not prohibited hereunder;

(u) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Subsidiaries in the ordinary course of business; and

(v) Liens not otherwise permitted by this Section ~~so long as neither (i) the~~; provided that, immediately after giving effect to the incurrence of any such Lien in reliance on this clause (v), the sum of (without duplication): (i) the aggregate amount of Indebtedness and other obligations then outstanding secured by Liens incurred in reliance on this clause (v) plus (ii) aggregate outstanding principal amount of ~~the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) 5~~all Indebtedness incurred in reliance on Section 6.2(n) shall not at any time exceed 12.5% of Consolidated ~~Net Worth (measured based on~~Total Assets (with Consolidated ~~Net Worth for~~Total Assets measured as of the end of the most recently ~~ended period~~completed fiscal quarter for which financial statements ~~are available at the time such Lien is incurred) at any one time~~have been delivered pursuant to Section 5.1).

6.4 Fundamental Changes. The Borrower will not, and will not permit any Subsidiary, to merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, or all or substantially all of the Capital Stock of any of the Subsidiaries, except that:

(a) any Subsidiary of the Borrower or any Person may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary (provided that the continuing or surviving corporation shall be a Subsidiary);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets to the Borrower or any Subsidiary (upon voluntary liquidation or otherwise);

(c) the Borrower or a Subsidiary of the Borrower may merge with another Person, provided (i) the Borrower or such Subsidiary (subject to clause (ii)), as the case may be, shall be the continuing or surviving corporation of such merger, or (ii) in the case of a Wholly-Owned Subsidiary of the Borrower which is merged into another Person which is the continuing or surviving Person of such merger, the Borrower shall cause such continuing or surviving corporation to be a Wholly-Owned Subsidiary of the Borrower; provided in the case of (i) and (ii) above, immediately before and after giving effect to such merger no Default or Event of Default shall have occurred and be continuing;

(d) provided that no Default or Event of Default shall have occurred and be continuing, any Subsidiary may be dissolved, wound-up or liquidated or any Subsidiary may merge into or consolidate with any other Person and all or substantially all of the Capital Stock or assets of any Subsidiary may be Disposed of, in each case, if such dissolution, winding up, liquidation or Disposition does not constitute a Disposition of all of the assets of the Borrower and its Subsidiaries, taken as a whole, and if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and would not be likely to have a Material Adverse Effect; and

(e) the Borrower may consummate the Acquisition.

6.5 [Reserved].

6.6 Changes in Fiscal Periods. Without first giving prior written notice thereof to the Administrative Agent, the Borrower will not permit the fiscal year of the Borrower and its Domestic Subsidiaries to end on a day other than the Saturday closest to October 31 or change the Borrower’s method of determining fiscal quarters.

6.7 Lines of Business. The Borrower will not, and will not permit any Subsidiary, to enter into any business, either directly or through any Subsidiary, except (a) for those businesses in which the Borrower and its Subsidiaries, after giving effect to the Acquisition, are engaged on the Sixth Amendment Effective Date or that are reasonably related, complementary, ancillary or incidental thereto (including without limitation consulting business relating to the development of software) and (b) other businesses arising from acquisitions as to which the aggregate revenue in any fiscal year does not exceed $200,000,000.

6.8 [Reserved].

6.9 Use of Proceeds. The Borrower will not, and will not permit any Subsidiary Borrower, to request any Loan or use (and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use) the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Territory, or in any other manner, if such would result in the violation of any Sanctions applicable to any party hereto.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) the Borrower or any Subsidiary Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower or any Subsidiary Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless the facts or circumstances to which such representation or warranty relates shall have been subsequently corrected so as to make such representation or warranty no longer inaccurate in any material respect; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) ~~any Group Member~~the Borrower or any Significant Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $~~100,000,000~~150,000,000 ; provided further, that this clause (e) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) any event or condition giving rise to any redemption, repurchase, conversion or settlement (or right to redeem, require repurchase, convert or settle) with respect to any convertible debt instrument (including any termination of any related Swap Agreement) pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) an early payment requirement, unwinding or termination with respect to any Swap Agreement except an early payment, unwinding or termination that results from a default or non-compliance thereunder by any Loan Party, or another event of the type that would constitute an Event of Default; or

(f) (i) ~~any Group Member~~the Borrower or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or ~~any Group Member~~the Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against ~~any Group Member~~the Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against ~~any Group Member~~the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) ~~any Group Member~~the Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided that any voluntary dissolution, winding-up or liquidation of any Subsidiary in compliance with Section 6.4 shall not constitute an Event of Default under this Section 7.1(f); or

(g) (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to meet the applicable minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of ~~any Group Member or~~the Borrower or any Significant Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) an administrator of any Single Employer Plan files a notice of intent to terminate such Single Employer Plan under Section 4041 of ERISA, (v) ~~any Group Member~~the Borrower or any Significant Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with (A) a withdrawal from any Single Employer Plan or any Multiemployer Plan, or (B) the termination or Insolvency of a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would, in the reasonable judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against ~~any Group Member~~the Borrower or any Significant Subsidiary involving in the aggregate a liability (not paid by the Borrower or its Subsidiaries or paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $~~100,000,000~~150,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof;

(i) the Guarantee Agreement (in the event it is executed pursuant to Section 5.9) or the guarantee contained in Section 2 thereof shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j) a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

7.2 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Administrative Agent, with the consent of or at the direction of the Required Lenders, subject to Section 10.1, shall have waived such Event of Default in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Administrative Agent or the Lenders upon the occurrence thereof.

SECTION 8. THE AGENTS

8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own bad faith, gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower or any Subsidiary Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s bad faith, gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1(a) or Section 7.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation or its removal by the Required Lenders, as applicable, the retiring or removed Administrative Agent’s resignation or removal, as applicable, shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring or removed Administrative Agent’s resignation or removal as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Without limiting the foregoing, none of the Lenders shall have or be deemed to have a fiduciary relationship with any other Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

8.10 Co-Syndication Agents and Co-Documentation Agents. The Co-Syndication Agents and the Co-Documentation Agents shall not have any duties or responsibilities hereunder in their capacity as such.

8.11 Acknowledgments of Lenders. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (c) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint

Lead Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(a) Each Lender, by delivering its signature page to this Agreement on the Sixth Amendment Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Sixth Amendment Effective Date.

(b) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.11(b) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided further, that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of a payment on the Obligations.

(iv) Each party’s obligations under this Section 8.11(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 9. GUARANTEE OF SUBSIDIARY BORROWER OBLIGATIONS

9.1 Guarantee.

(a) The Borrower hereby unconditionally and irrevocably guaranties to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by any Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations.

(b) The Borrower further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, any Subsidiary Borrower under this Guarantee; provided, however, that the Borrower shall not be liable for the fees and expenses of more than one separate firm for the Lenders (unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than two separate firms) in connection with any one such action or any separate, but substantially similar or related actions in the same jurisdiction, nor shall the Borrower be liable for any settlement or proceeding effected without the Borrower’s written consent. This Guarantee shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

(c) No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Borrower in respect of the Subsidiary Borrower Obligations or payments received or collected from the Borrower in respect of the Subsidiary Borrower Obligations), remain liable for the Subsidiary Borrower Obligations until the Subsidiary Borrower Obligations are paid in full and the Revolving Commitments are terminated.

(d) The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

9.2 No Subrogation. Notwithstanding any payment or payments made by the Borrower hereunder, or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower in respect of payments made by the Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by any Subsidiary Borrower on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

9.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the Guarantee under this Section 9 or any property subject thereto. When making any demand hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Subsidiary Borrower, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Subsidiary Borrower or any release of any Subsidiary Borrower shall not relieve the Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

9.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of the Guarantee under this Section 9; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee under this Section 9; and all dealings between any Subsidiary Borrower and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee under this Section 9. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Subsidiary Borrower or the Borrower with respect to the Subsidiary Borrower Obligations. The Guarantee under this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Subsidiary Borrower or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of Subsidiary Borrower for its Subsidiary Borrower Obligations, or of the Borrower under the guarantee under this Section 9, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Subsidiary Borrower. The Guarantee under this Section 9 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Subsidiary Borrower Obligations and the obligations of the Borrower under the Guarantee under this Section 9 shall have been satisfied by payment in full and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

9.5 Reinstatement. The Guarantee under this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this

Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenant in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or (in the event it is executed pursuant to Section 5.9) release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement (other than the automatic release of such guarantee pursuant to Sections 2.23 or 5.9), in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent; (v) add additional currencies as Foreign Currencies in which Multicurrency Loans may be made under this Agreement without the written consent of all the Lenders who are party to Multicurrency Loans; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (vii) amend, modify or waive any provision of Section 2.17 or Section 10.7(a) without the consent of each Lender directly and adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans or (viii) without the consent of Lenders holding at least a majority of the outstanding Revolving Commitments, amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Loan Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Subject to 2.16(b), (c) and (d), this Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

(i) This Agreement will be amended to designate any Subsidiary with a jurisdiction of organization and principal place of business of and domiciled in Bermuda, France, Germany, Hungary, Ireland, Japan, Taiwan, the United Kingdom or such other foreign jurisdictions as shall be mutually agreed by the Borrower, Administrative Agent and each Lender as a Subsidiary Borrower upon (u) ten Business Days’ prior notice to the Lenders (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (v) the execution and delivery by the Borrower, such Subsidiary and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit F (a “Joinder Agreement”), providing for such Subsidiary to become a Subsidiary Borrower, (w) the agreement and acknowledgment by the Borrower and each other Subsidiary Borrower that the Guarantee contained in Section 9 covers the Obligations of such Subsidiary, (x) the delivery by such Subsidiary of evidence that such Subsidiary has appointed an agent for service of legal process in the State of New York reasonably acceptable to the Administrative Agent and (y) the delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents, certificates, representations, warranties and legal opinions in respect of such Subsidiary substantially equivalent to comparable documents delivered on the Fifth Amendment and Restatement Effectiveness Date to the extent applicable or is customary under local laws, (2) any documents requested by a Lender in order to comply with applicable “know your customer” requirements and (3) such other documents with respect thereto as the Administrative Agent shall reasonably request.

(ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement); provided, however, that no such amendment shall affect or limit the Borrower’s obligations under the Guarantee.

(iii) Notwithstanding any other provision herein, no Lender shall be required to make any Loan to a Subsidiary Borrower if (x) any applicable law or regulation shall make it unlawful for any such Lender to make or maintain any such Loan or (y) the making of such Loan would cause such Lender to breach or violate its internal policies (in which case the Administrative Agent shall be authorized by the Lenders and the Borrower to determine any modifications of the borrowing procedures contemplated by the Agreement to take account thereof).

(iv) Notwithstanding any other provision herein, no Subsidiary Borrower shall, solely as a result of being a Subsidiary Borrower, be jointly and severally liable for the Revolving Loans made to the Borrower or any other Subsidiary Borrower and each Subsidiary Borrower shall be liable for indemnity obligations under Sections 2.19(c), 2.20 and payment of taxes and expenses under Section 10.5 solely to the extent such obligations, taxes and expenses relate to the Revolving Loans made to such Subsidiary Borrower. For the avoidance of doubt, under no circumstance shall any Foreign Subsidiary (or any Domestic Subsidiary of a Foreign Subsidiary) be liable for any Obligations of Borrower or any other Subsidiary Borrower.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower and Subsidiary Borrower:	675 Almanor Ave Sunnyvale, CA 94085
Attention: Treasurer
Telephone: (650) 584-5000 Email: Treasury@Synopsys.com
With a copy to: General Counsel

Administrative Agent or Swingline Lender:

131 S. Dearborn St. Floor 04 Chicago, IL 60603-5506 Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

For updates to the DQ List:	Email: JPMDQ_Contact@jpmorgan.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Borrower and any Subsidiary Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower and each Subsidiary Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable and documented out-of-pocket legal expenses of one firm of counsel to the Administrative Agent (and, if necessary, one firm of local counsel to the Administrative Agent in each appropriate jurisdiction) and filing and recording fees and expenses, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and documented out-of-pocket legal expenses of one firm of counsel to the Lenders and the Administrative Agent, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction in each case for the Lenders and the Administrative Agent, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Lenders or the Administrative Agent affected by such conflict informs the Borrower of such conflict and thereafter, retains its own counsel, of another firm of counsel for each group of affected Lenders or the Administrative Agent similarly situated, taken as a whole (and, if necessary, one firm of local counsel in each appropriate jurisdiction in each case for each such group of affected Lenders or the Administrative

Agent similarly situated taken as a whole)) and other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (to the extent not payable under Section 2.19(c) or indemnified under Section 2.19(f)) and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document, (in each case limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket legal expenses of one firm of counsel for all Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such group of affected Indemnitees similarly situated taken as a whole)) excluding litigation commenced by the Borrower against any of the Administrative Agent or the Lenders which (i) seeks enforcement of any of the Borrower’s rights hereunder and (ii) is determined adversely to any of the Administrative Agent or the Lenders in final and nonappealable decision of a court of competent jurisdiction (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that neither the Borrower nor any Subsidiary Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) arise out of, or in connection with, any proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee other than any proceeding against the relevant Indemnitee in its capacity or in fulfilling its role as an agent, arranger or similar role with respect to the Revolving Facility. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Treasurer (Telephone No. (650) 584-5000), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. Section 10.5(d) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claim.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Borrower nor any Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or any Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)

(i) Subject to the conditions set forth in this paragraph (b)(i)and paragraph (b)(ii) below, any Lender may in accordance with applicable law assign to one or more assignees (each, an “Assignee”), other than a natural person or a Defaulting Lender, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, in each case that is not a Disqualified Lender, or, if an Event of Default has occurred and is continuing under clauses (a) or (f) of Section 7.1, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ~~five~~ten Business Days after having received notice thereof; and

(B) the Administrative Agent (such consent not to be unreasonably withheld);

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender, or an Approved Fund, in each case that is not a Disqualified Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates, if any;

(B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person or a Defaulting Lender) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, any Subsidiary Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, solely with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(i) Any Lender may, in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the requirements of, Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulation. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Disqualified Lenders.

(i) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this Section 10.6(f)(i) shall not be void, but the other provisions of this Section 10.6(f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Commitment, and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interest, rights and obligations under this Agreement to one or more Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter.

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”), including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7 receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent and each Loan Party has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders and each Loan Party shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Lender, the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Lender or the Borrower, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the

Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent, each of the Lenders and each Loan Party may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives any claim against any other party hereto for any liabilities arising solely from the Administrative Agent’s, any Lender’s or any Loan Party’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Administrative Agent, any Lender, the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower and each Subsidiary Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any state or federal court located in the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. The Borrower and each Subsidiary Guarantor, if any, hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 Releases of Guarantees.

(a) The Guarantee Agreement, dated as of November 28, 2016 is released and terminated in all respects.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1, (ii) in connection with the automatic release under Sections 2.23 or 5.9 or (iii) under the circumstances described in paragraph (c) below.

(c) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Guarantee Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public Information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of, or if required by, any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed under circumstances not otherwise in violation of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to Information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) solely with respect to Information pertaining to this Agreement routinely provided by arrangers to data service providers, to data service providers, including league table providers, that serve the lending industry; provided further that nothing herein shall prevent the Administrative Agent or any Lender from disclosing the DQ List to any prospective Lender or prospective Participant on a confidential basis. For the purposes of this Section 10.15, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Sixth Amendment Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.16 WAIVERS OF JURY TRIAL. THE BORROWER, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 USA Patriot Act. Each Lender hereby notifies the Borrower and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Subsidiary Borrower, which information includes the name and address of the Borrower and each Subsidiary Borrower and other information that will allow such Lender to identify the Borrower and each Subsidiary Borrower in accordance with the Act.

10.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.19 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity”: any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.